UNITED STATES BANKRUPTCY COURT
                           DISTRICT OF DELAWARE


In re:                                 :
                                       :       Chapter 11
ICG COMMUNICATIONS, INC.,              :       Case No.  00-4238 (PJW)
et al.,                                :
-- ---                                 :        Jointly Administered
                           Debtors.    :


               FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
           CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
           OF ICG COMMUNICATIONS, INC. AND ITS AFFILIATED DEBTORS
                         AND DEBTORS IN POSSESSION



                             TABLE OF CONTENTS

                                                                            Page


INTRODUCTION...................................................................1

I.  FINDINGS OF FACT...........................................................4
         A.     JURISDICTION AND VENUE.........................................4
         B.     COMPLIANCE WITH THE REQUIREMENTS OF SECTION OF THE BANKRUPTCY
                CODE...........................................................4
                           1.  Section 1129(a)(1)-- Compliance of the
                               Plan Applicable Provisions of the Bankruptcy ...4
                               a.   Sections 1122 and 1123(a)(1)-(4) --
                                    Classification and Treatment of Claims and
                                    Interests..................................5
                               b.   Section 1123(a)(5)-- Adequate Means
                                    Implementation of the Plan.................6
                               c.   Section 1123(a)(6) -- Prohibition the
                                    Issuance of Nonvoting Equity Securities
                                    and Adequate Provisions Voting
                                    Power of Classes of Securities.............7
                               d. Section 1123(a)(7) - Selection of Directors and Officers in a Manner Consistent the Interests of Creditors and Equity Security
                                    Holders and Public Policy..................8
                               e. Section 1123(b)(1)-(2)-- Impairment of and Interests and Assumption, and Assignment
                                    or Rejection of Executory Contracts and
                                    Unexpired Leases...........................9
                               f.   Section 1123(b)(3)-- Retention, Enforcement
                                    and Settlement of Claims by the Debtors....9
                               g.   Section 1123(b)(5)-- Modification of the
                                    of Holders of Claims......................10
                               h.   Section 1123(b)(6)-- Other Provisions
                                    Inconsistent with Applicable Provisions of
                                    the Bankruptcy Code.......................10
                               i.   Section 1123(d)-- Cure of Defaults........11
                           2.  Section 1129(a)(2)-- Compliance with
                               Applicable Provisions of the Bankruptcy
                               Code...........................................11
                           3.  Section 1129(a)(3)-- Proposal of the Plan
                               in Faith.......................................11
                           4.  Section 1129(a)(4)-- Bankruptcy Court Approval
                               of Certain Payments as Reasonable..............12
                           5. Section 1129(a)(5) -- Disclosure of Identity of Management, Compensation of Insiders and Consistency of Management Proposals the
                               Interests of Creditors and Public Policy.......13
                           6.  Section 1129(a)(6)-- Approval of Rate Changes..13
                           7.  Section 1129(a)(7)-- Best Interests of
                               Holders Claims and Interests...................13
                           8.  Section 1129(a)(8)-- Acceptance of the Plan
                               by Impaired Class..............................14
                           9.  Section 1129(a)(9)-- Treatment of Claims
                               Entitled to Priority Pursuant to Section
                               507(a) of the Code.............................14
                           10. Section 1129(a)(10)-- Acceptance By at Least
                               Impaired Class.................................15
                           11. Section 1129(a)(11)-- Feasibility of the Plan..15
                           12. Section 1129(a)(12)-- Payment of Bankruptcy ...15
                           13. Section 1129(a)(13)-- Retiree Benefits.........16
                           14. Section 1129(b)-- Confirmation of the
                               Plan the Nonacceptance of Impaired Classes.....16
                           15. Bankruptcy Rule 3016(a)........................16
                           16. Section 1129(d)-- Purpose of Plan..............17
         C.     SETTLEMENTS AND RELEASES......................................17
                           1.  Settlement of Intercompany Claims Between the
                               Debtors and the Services Debtors...............17
                           2.  Settlements with Cisco and Lucent..............17
                           3.  Fairness of Releases...........................18
         D.     SATISFACTION OF CONDITIONS TO CONFIRMATION....................18
         E.     SUBSTANTIVE CONSOLIDATION.....................................18

II. CONCLUSIONS OF LAW........................................................19
         A.     JURISDICTION AND VENUE........................................19
         B.     EXEMPTIONS FROM SECURITIES LAWS...............................19
         C.     EXEMPTIONS FROM TAXATION......................................21
         D.     COMPLIANCE WITH SECTION 1129 OF THE BANKRUPTCY CODE...........22
         E.     APPROVAL OF THE SETTLEMENTS AND RELEASES
                UNDER THE PLAN AND CERTAIN OTHER..............................22
         F.     AGREEMENTS AND OTHER DOCUMENTS................................23
         G.     ASSUMPTIONS, ASSUMPTIONS AND ASSIGNMENTS AND
                OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES...................24
         H.     SUBSTANTIVE CONSOLIDATION.....................................25

III. ORDER....................................................................25
         A.     CONFIRMATION OF THE PLAN......................................25
         B.     EFFECTS OF CONFIRMATION.......................................25
                           1.  Immediate Effectiveness; Successors
                               and Assigns....................................25
                           2.  Continued Corporate Existence; Vesting
                               of Assets......................................26
                           3.  Cancellation and Surrender of Instruments,
                               and Other Documentation........................27
                           4.  Release of Liens...............................27
         C.     CLAIMS BAR DATES..............................................28
                           1.  Bar Dates for Administrative Claims............28
                               a.  General Bar Date Provisions................28
                               b.  Bar Dates for Certain Administrative
                                   Claims.....................................29
                                   i.       Professional Compensation.........29
                                   ii.      Ordinary Course Liabilities.......29
                                   iii.     Priority Tax Claims...............30
                           2.  Bar Date for Rejection Damages Claims
                               and Procedures.................................30
         D.     MATTERS RELATING TO IMPLEMENTATION OF THE ....................31
                           1.  Restructuring Transactions.....................31
                           2.  Directors and Officers; Employment-Related
                               and Compensation Programs......................36
                               a.  Directors and Officers of Reorganized......36
                               b.  Approval of New Employment, Retirement,
                                   Indemnification, and Other Related
                                   Agreements and Incentive
                                   Compensation Programs......................36
                           3.      Approval of Agreements Related to the
                                   New Stock..................................37
                           4.      Approval of Exit Financing.................37
                           5.      Approval of New Loan Documents.............38
                           6.      Approval of Executory Contract and
                                   Unexpired Provisions and Related
                                   Procedures.................................40
                           7.      Distribution Record Date...................45
         E.     SUBSTANTIVE CONSOLIDATION OF THE HOLDINGS AND
                SERVICES DEBTORS..............................................46
         F.     ACTIONS IN FURTHERANCE OF THE PLAN............................47
         G.     RELEASES AND INDEMNIFICATION..................................50
         H.     DISCHARGE, TERMINATION, INJUNCTION AND SUBORDINATION RIGHTS...50
                           1.      Discharge of Claims and Satisfaction and
                                   Termination of Interests...................50
                           2.      Injunctions................................51
                           3.      Releases and Satisfaction of
                                   Subordination..............................53
                           4.      Exculpation................................54
         I.      RESOLUTION OF OTHER OBJECTIONS OR DISPUTES...................55
         J.      PAYMENT OF STATUTORY FEES....................................57
         K.      SUBSTANTIAL CONSUMMATION.....................................58
                 RETENTION OF JURISDICTION....................................58
         M.      NOTICE OF ENTRY OF CONFIRMATION ORDER........................58




                             TABLE OF EXHIBITS


Exhibit           Exhibit Name
-------           ------------
A                 Plan
B                 Rejection Bar Date Notice
C                 Cure Amount Notice
D                 Confirmation Notice
E                 Initial Board of Directors of Reorganized ICG



                                INTRODUCTION

         The above-captioned debtors and debtors in possession (collectively, the"Debtors") having proposed the Second Amended Joint Plan of Reorganization of ICG Communications, Inc. and its Affiliated Debtors and Debtors in Possession, dated April 3, 2002 (the "Plan"),(1) the Bankruptcy Court having entered its Order (I) Approving Procedures and Materials Employed to Provide Notice of the Disclosure Statement Hearing,
(II) Approving Disclosure Statement, (III) Determining Treatment of Certain Claims for Notice and Voting Purposes, (IV) Scheduling Hearing on Confirmation of the Plan, (V) Establishing Record Date and Procedures for Filing Objections to the Plan and Temporary Allowance of Claims and (VI) Approving Solicitation Procedures for Confirmation, dated April 3, 2002 (the "Disclosure Statement Order") [Docket No. 1349]; the Debtors having filed the Declaration of Logan & Company, Inc. Certifying the Voting On and Tabulation of Ballots Accepting and Rejecting the Debtors' Second Amended Joint Plan of Reorganization(the "Voting Declaration") [Docket No. 1503] on May 16, 2002; the Bankruptcy Court having established, in the Disclosure Statement Order, May 20, 2002 at 5:00 p.m. as the date and time of the hearing pursuant to section 1129 of the Bankruptcy Code to consider Confirmation of the Plan (the "Confirmation Hearing"); declarations of service having been executed by Kathleen M. Logan and Filed with the Bankruptcy Court (the "Declarations of Service") [Docket Nos. 1448, 1452, 1454-1462], with respect to the mailing of a notice of the Confirmation Hearing and the other solicitation materials in respect of the Plan in accordance with the Disclosure Statement Order; declarations of publication having been Filed with the Bankruptcy Court (collectively, the "Declarations of Publication") [Docket Nos. 1492-1494] with respect to the publication of the notice of the Confirmation Hearing in the national editions of The Wall Street Journal, and the daily edition of the Denver Post in accordance with the Disclosure Statement Order; objections to Confirmation of the Plan (collectively, the "Objections") having been Filed by (i) Bexar County, et al (the "Bexar County"); (ii) Class Claimants;
(iii) Genuity Solutions, Inc.; (iv) the Missouri Department of Revenue ("MDOR"); (v) Prospect Waterproofing Company ("Prospect"); (vi) County of San Diego, Riverside and Monterey ("County of San Diego"); (vii) Joseph and Kelly Siri; (viii) Southwestern Bell Telephone L.P., et al., ("Southwestern Bell"); (ix) the Tennessee Department of Revenue ("TDOR"); (x) Texas Comptroller; (xi) United States Trustee; and (xii) United States Internal Revenue Service ("Internal Revenue Service"); the Debtors having filed a Memorandum of Law in support of Confirmation of the Second Amended Joint Plan of Reorganization of ICG Communications, Inc. (the "Memorandum of Law") on May 16, 2002 [Docket No. 1504]; the Debtors having filed the Declaration of Randall E. Curran in Support of Second Amended Joint Plan of Reorganization of ICG Communications, Inc. (the "Curran Declaration"), the Declaration of Steven G. Panagos in Support of Second Amended Joint Plan of Reorganization of ICG Communications, Inc. (the "Panagos Declaration") and the Declaration of Kenneth E. Buckfire in Support of Second Amended Plan of Reorganization of ICG Communications, Inc. (the "Buckfire Declaration") (the Curran Declaration together with the Panagos Declaration and the Buckfire Declaration, the "Supporting Declarations") on May 16, 2002 as exhibits to the Memorandum of Law (and with respect to the Buckfire Declaration, on May 17, 2002 [Docket No. 1513]); the Bankruptcy Court having reviewed the Plan, the Disclosure Statement, the Disclosure Statement Order, the Voting Declaration, the Declarations of Service, the Declarations of Publication, the Objections, the Memorandum of Law, the Supporting Declarations and the other papers before the Bankruptcy Court in connection with the Confirmation of the Plan; the Bankruptcy Court having heard the statements of counsel in support of Confirmation at the Confirmation Hearing, as reflected in the record at the Confirmation Hearing; the Bankruptcy Court having considered all testimony presented and evidence admitted at the Confirmation Hearing; the Bankruptcy Court having taken judicial notice of the papers and pleadings on file in these chapter 11 cases; and the Bankruptcy Court finding that (i) notice of the Confirmation Hearing and the opportunity of any party in interest to object to Confirmation were adequate and appropriate, in accordance with Bankruptcy Rule 2002(b) and the Disclosure Statement Order, as to all parties to be affected by the Plan and the transactions contemplated thereby and (ii) the legal and factual bases set forth at the Confirmation Hearing and as set forth in this Confirmation Order establish just cause for the relief granted herein; the Bankruptcy Court hereby makes the following Findings of Fact, Conclusions of Law and Order.(2)
--------

(1) Unless otherwise specified, capitalized terms and phrases used herein have the meanings assigned to them in the Plan. The rules of interpretation set forth in Section I.C of the Plan shall apply to these Findings of Fact, Conclusions of Law and Order (this "Confirmation Order"). In addition, in accordance with Section I.A of the Plan, any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. In accordance with Section III.A of this Confirmation Order, if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control. A copy of the Plan (without the exhibits thereto) is attached hereto as Exhibit A and incorporated herein by reference.

(2) This Confirmation Order constitutes the Bankruptcy Court's findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable herein by Bankruptcy Rules 7052 and 9014. Any finding of fact shall constitute a finding of fact even if it is stated as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is stated as a finding of fact.


I.       FINDINGS OF FACT.

         A.       JURISDICTION AND VENUE.

                  On November 14, 2000, the Debtors commenced their respective Reorganization Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. The Debtors were and are qualified to be debtors under section 109(a) of the Bankruptcy Code. ICG
Communications, Inc., the direct or indirect parent of each of the Affiliate Debtors, is domiciled in Delaware. Accordingly, pursuant to 28 U.S.C. ss. 1408, venue in the United States Bankruptcy Court for the District of Delaware for these chapter 11 cases was proper as of the Petition Date and continues to be proper.

         B. COMPLIANCE WITH THE REQUIREMENTS OF SECTION 1129 OF THE BANKRUPTCY CODE.

                  1. Section 1129(a)(1) Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.

                  The Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 of the Bankruptcy Code. a. Sections 1122 and 1123(a)(1)-(4) Classification and Treatment of Claims and Interests.

                  Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article II of the Plan designates Classes of Claims and Interests, other than Administrative Claims and Priority Tax Claims.(3) As required by section 1122(a), each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. The Plan designates eleven Classes of Claims and Interests, designated as Classes H-1 through H-5 and S-1 through S-6. Such classification is proper under section 1122(a) of the Bankruptcy Code because such Claims and Interests have differing rights among each other and against the Debtors' assets or differing interests in the Debtors or their reorganization. Additionally, in accordance with section 1122(b) of the Bankruptcy Code, the Plan provides for two Classes of Unsecured Claims of $5,000 or less, one each against the Holdings Debtors and the Services Debtors. This classification is reasonable and necessary for administrative convenience. Pursuant to sections 1123(a)(2) and 1123(a)(3) of the Bankruptcy Code, Article II of the Plan specifies all Classes of Claims and Interests that are not impaired under the Plan. Article III specifies the treatment of all Classes of Claims and Interests that are impaired under the Plan. Pursuant to section 1123(a)(4) of the Bankruptcy Code, the Plan also provides the same treatment for each Claim or Interest within a particular Class, unless the holder of a Claim or Interest agrees to less favorable treatment of its Claim or Interest.
--------

(3) Pursuant to section 1123(a)(1) of the Bankruptcy Code, classes of Administrative Claims and Priority Tax Claims are not required to be classified.

                           b. Section 1123(a)(5) Adequate Means for Implementation of the Plan.

                  Article V and various other provisions of the Plan provide adequate means for the Plan's implementation. Those provisions relate to, among other things: (a) the continued corporate existence of the Debtors (subject to the Restructuring Transactions) and the vesting of the Debtors' assets in the Reorganized Debtors; (b) the cancellation of Old Securities and Agreements; (c) the corporate constituent documents that will govern the Reorganized Debtors; (d) the selection of the initial directors and officers for the Reorganized Debtors; (e) the entry into all appropriate and necessary documentation to obtain the Exit Financing, including the issuance of the New Convertible Notes and entry into the New Senior Subordinated Term Loan; (f) the preservation of Litigation Claims by the Debtors and the Reorganized Debtors; (g) the entry into the Registration Rights Agreement; (h) the settlement with Lucent Technologies, Inc. ("Lucent"), and the settlement with Cisco Systems, Inc. and Cisco Capital ("Cisco"); (i) the continuation of certain employee, retiree and workers' compensation benefits and the implementation of the Management Option Plan; (j) the release of liens; (k) the distribution of cash pursuant to the Plan; (l) the execution, delivery and implementation of all documents, and the granting of security interests in and liens upon substantially all of the assets of the Reorganized Debtors, as are necessary and appropriate in connection with the consummation of the credit facility by and among the Reorganized Debtors and the holders of the New Secured Notes (the "New Credit Facility"), including without limitation (i) a credit agreement with the holders of the Secured Lender Claims (the "New Credit Agreement"), (ii) a security agreement with the collateral agent for the holders of the Secured Lender Claims (the "New Security Agreement"),
(iii) UCC financing statements, (iv) the guarantees to be executed by those Subsidiaries as required by Section 5.01(j) of the New Credit Agreement (the "New Guarantees"), (v) a subordination agreement with the agent for the holders of the Secured Lender Claims, the parties that will be holders of the New Convertible Notes and Cerberus Capital Management, L.P. ("CCM") and any other financial institutions that are parties to the New Senior Subordinated Term Loan (the "Subordination Agreement") and (vi) such other documents as are necessary and appropriate in connection with the New Credit Facility (collectively, including the New Credit Agreement, the New Security Agreement, such UCC financing statements, the New Guarantees and the Subordination Agreement, the "New Loan Documents"); (m) the issuance and distribution of the New Common Shares, New Secured Notes and New Holdings Creditor Warrants; and (n) the adoption, execution, delivery and implementation of all contracts, instruments, releases and other agreements or documents related to the foregoing. Moreover, the Debtors will have sufficient cash to make all payments required to be made on the Effective Date pursuant to the terms of the Plan.

                           c. Section 1123(a)(6) Prohibition Against the Issuance of Nonvoting Equity Securities and Adequate Provisions for Voting Power of Classes of Securities.

                  Section 5.3 of the Plan provides that the certificates of incorporation and the by-laws or similar constituent documents of Reorganized ICG and each of the other Reorganized Debtors, among other things, will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. Such prohibitory provisions have been incorporated into Exhibit A to the Plan. In light of the foregoing, the Plan satisfies the requirement of section 1123(a)(6) of the Bankruptcy Code that a plan of reorganization provide for an appropriate distribution of voting power among the classes of securities possessing voting power.

                           d.        Section 1123(a)(7) - Selection of
                                     Directors and Officers in a Manner
                                     Consistent with the Interests of
                                     Creditors and Equity Security Holders
                                     and Public Policy.

                  The Plan complies with section 1123(a)(7) by properly and adequately disclosing or otherwise identifying the procedures for determining the identity and affiliations of all individuals or entities proposed to serve on or after the Effective Date as officers and directors of Reorganized ICG. Moreover, the Plan ensures that the selection of the proposed compensation and indemnification arrangements for such persons are consistent with the interests of creditors and public policy.

                  The existing senior officers of ICG will serve initially in their same capacities after the Effective Date for Reorganized ICG. The initial board of directors of Reorganized ICG will consist of nine (9) directors. The Chief Executive Officer shall be a director. CCM, W.R. Huff Asset Management Co., L.L.C. ("Huff") and the Creditors' Committee, respectively, have designated the persons set forth on Exhibit E hereto as members of the initial board of directors.

                  In light of the foregoing, the manner of selection of the initial directors and officers of the Reorganized Debtors and the manner of selection of successor directors and officers of the Reorganized Debtors, as set forth in the certificates of incorporation and by-laws or similar constituent documents of the applicable Reorganized Debtor and applicable state law, are consistent with the interests of the holders of Claims and Interests and public policy.

                           e. Section 1123(b)(1)-(2) Impairment of Claims and Interests and Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases.

                  In accordance with section 1123(b)(1) of the Bankruptcy Code, Article II of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests. In accordance with section 1123(b)(2) of the Bankruptcy Code, Article VII of the Plan provides that each of the Debtors will be deemed to have assumed every executory contract and unexpired lease to which it is a party, including those listed on
Schedule 7.1 of the Plan, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or (iii) is listed on Schedule 7.3 of the Plan.
f. Section 1123(b)(3) Retention, Enforcement and Settlement of Claims Held by the Debtors.

                  Section 5.10 of the Plan provides that, except as provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Litigation Claims, that the Debtors or the Estates may hold against any Person or entity. The Reorganized Debtors or their successors may pursue such retained claims, demands, rights or causes of action, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successors holding such claims, demands, rights or causes of action. g. Section 1123(b)(5) Modification of the Rights of Holders of Claims.

                  Article III of the Plan modifies, or leaves unaffected, as the case may be, the rights of holders of each Class of Claims.

                           h. Section 1123(b)(6) Other Provisions Not Inconsistent with Applicable Provisions of the Bankruptcy Code.

                  The Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including: (i) the provisions of Article VIII of the Plan governing distributions on account of Allowed Claims; (ii) the provisions of Article IX of the Plan establishing procedures for resolving Disputed Claims and making distributions on account of such Disputed Claims once resolved;
(iii) the provisions of Article VI of the Plan providing for the substantive consolidation of the Estates that comprise the Holdings Debtors, and the Estates that comprise the Services Debtors, respectively for the purpose of implementing the Plan; (iv) the provisions of Section
12.9 of the Plan regarding the discharge of Claims and termination of Interests; (v) the provisions of Article XI of the Plan regarding retention of jurisdiction by the Court over certain matters after the Effective Date; and (vi) the provisions of Article V regarding the means for implementation of the Plan.

                           i.        Section 1123(d) Cure of Defaults.

                  Section 7.2 of the Plan provides for Cure with respect to each Executory Contract and Unexpired Lease to be assumed pursuant to
Section 7.1 of the Plan in accordance with section 365(b)(1) of the Bankruptcy Code.

                  2. Section 1129(a)(2) Compliance with Applicable Provisions of the Bankruptcy Code.

                  The Debtors have complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including section 1125 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018. The Disclosure Statement and the procedures by which the Ballots for acceptance or rejection of the Plan were solicited and tabulated were fair, properly conducted and in accordance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018 and the Disclosure Statement Order. Consistent with Section 12.11 of the Plan, the Debtors, the Reorganized Debtors, the Creditors' Committee, the Claims Resolution Committee, the Indenture Trustees and the Prepetition Secured Lenders and their respective directors, officers, employees, agents, members and professionals, as applicable, have acted in "good faith," within the meaning of section 1125(e) of the Bankruptcy Code.

                  3.       Section 1129(a)(3) Proposal of the Plan in Good
                           Faith.

                  The Debtors proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the formulation of the Plan. Based on the uncontroverted evidence presented at the Confirmation Hearing, the Bankruptcy Court finds and concludes that the Plan has been proposed with the legitimate and honest purpose of reorganizing the business affairs of each of the Debtors and maximizing the returns available to creditors of the Debtors. Consistent with the overriding purpose of chapter 11 of the Bankruptcy Code, the Plan is designed to allow the Debtors to reorganize by providing them with a capital structure that will allow them to satisfy their obligations with sufficient liquidity and capital resources and to fund necessary capital expenditures and otherwise conduct their businesses. Moreover, the Plan itself and the arms' length negotiations among the Debtors, the Creditors' Committee, the Holdings SubCommittee, the Prepetition Secured Lenders and the Debtors' other constituencies leading to the Plan's formulation, as well as the overwhelming support of creditors for the Plan, provide independent evidence of the Debtors' good faith in proposing the Plan.

                  4. Section 1129(a)(4) Bankruptcy Court Approval of Certain Payments as Reasonable.

                  Section 12.1 of the Plan makes all payments on account of Professionals' Fee Claims for services rendered prior to the Effective Date subject specifically to the requirements of sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code, as applicable, by requiring Professionals to file final fee applications with the Court. The Bankruptcy Court will review the reasonableness of such applications under sections 328 and 330 of the Bankruptcy Code and any applicable case law. Article XI of the Plan provides that the Bankruptcy Court will retain jurisdiction after the Effective Date to hear and determine all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan. All fees and expenses of Professionals authorized to be paid periodically pursuant to the prior orders of the Bankruptcy Court shall remain subject to final review for reasonableness by the Bankruptcy Court. 5. Section 1129(a)(5) Disclosure of Identity of Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy.

                  Section 5.7 of the Plan provides for the manner of selection of the initial board of directors and officers of Reorganized ICG, as well as the manner for selecting the boards of directors for the other Reorganized Debtors (which are subsidiaries of Reorganized ICG). Because initial board of directors will be comprised primarily of directors selected by CCM, Huff and the Creditors' Committee, the appointment or continuance of the proposed directors and officers is consistent with the interests of holders of Claims and Interests and public policy.

                  6.       Section 1129(a)(6) Approval of Rate Changes.

                  The Debtors' current businesses do not involve the establishment of rates over which any regulatory commission has jurisdiction or will have jurisdiction after Confirmation.

                  7. Section 1129(a)(7) Best Interests of Holders of Claims and Interests.

                  With respect to each impaired Class of Claims or Interests for each Debtor, each holder of a Claim or Interest in such impaired Class has accepted the Plan or, as demonstrated by the liquidation analysis included as Appendix C to the Disclosure Statement and the Panagos Declaration and the Buckfire Declaration, will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

                  8. Section 1129(a)(8) Acceptance of the Plan by Each Impaired Class.

                  Pursuant to sections 1124 and 1126 of the Bankruptcy
Code: (a) as indicated in Article II of the Plan, Classes H-1, H-2, S-1 and S-2 are Classes of unimpaired Claims or Interests and (b) as indicated in the Voting Declaration, all impaired Classes of Claims (Classes H-3, H-4, S-3, S-4 and S-5) have accepted the Plan. Because the holders of Interests in Classes H-5 and S-6 will not receive or retain any property on account of such Interests, Classes H-5 and S-6 are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bankruptcy Code. Notwithstanding the lack of compliance with section 1129(a)(8) of the Bankruptcy Code with respect to Classes H-5 and S-6, the Plan is confirmable because, as described in Section I.B.14 below, the Plan satisfies the "cramdown" requirements of section 1129(b) of the Bankruptcy Code with respect to such Classes. 9. Section 1129(a)(9) Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

                  The Plan provides for treatment of Allowed Administrative Claims, Priority Tax Claims and Priority Claims in the manner required by section 1129(a)(9) of the Bankruptcy Code.

                  10. Section 1129(a)(10) Acceptance By at Least One Impaired Class.

                  As indicated in the Voting Declaration and as reflected in the record of the Confirmation Hearing, at least one Class of Claims or Interests that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider (i.e., each of Classes H-3, H-4, S-3, S-4 and S-5).

                  11. Section 1129(a)(11)-- Feasibility of the Plan. Although the Debtors' businesses are highly competitive, and although it is impossible to predict with certainty the precise future profitability of the Debtors' businesses or the industries and markets in which the Debtors operate, Confirmation is not likely to be followed by the liquidation of, or the need for further financial reorganization of the Debtors, the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, as demonstrated by the Panagos Declaration and the description of the Debtors' financial projections contained in the Disclosure Statement. Upon the Effective Date, the Reorganized Debtors will have sufficient cash flow and capital resources to pay their liabilities as they become due and to satisfy their capital needs for the conduct of their businesses.

                  12. Section 1129(a)(12)-- Payment of Bankruptcy Fees.
Section 12.3 of the Plan provides that, on or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. ss. 1930 will be paid in cash. After the Effective date, the Reorganized Debtors shall pay all required fees pursuant to 28 U.S.C. ss. 1930 or any other statutory requirement and comply with all statutory reporting requirements.

                  13.      Section 1129(a)(13) -- Retiree Benefits.

                  Section 5.6(a) of the Plan provides that all employee compensation and benefit plans of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated are deemed to be, and will be treated as though they are, executory contracts that are assumed under Section 7.1 of the Plan.

                  14. Section 1129(b) -- Confirmation of the Plan Over the Nonacceptance of Impaired Classes.

                  Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed notwithstanding that Interests in Classes H-5 and S-6 are impaired and are deemed not to have accepted the Plan pursuant to section 1126(g) of the Bank ruptcy Code. Other than the requirement in section 1129(a)(8) of the Bankruptcy Code that Classes H-5 and S-6 accept the Plan, all of the requirements of section 1129(a) of the Bankruptcy Code have been met. The Plan does not discriminate unfairly and is fair and equitable with respect to Classes H-5 and S-6. No holders of Interests junior to the Interests in Classes H-5 and S-6 will receive or retain any property under the Plan and, as evidenced by the valuations and estimates contained in the Disclosure Statement and in the Buckfire Declaration, no Class of Claims or Interests senior to Classes H-5 and S-6 is receiving more than full payment on account of the Claims and Interests in such Classes.

                  15. Bankruptcy Rule 3016(a).

                  The Plan is dated and identifies the entities submitting the Plan.

                  16. Section 1129(d) -- Purpose of Plan.

                  The primary purpose of the Plan is not avoidance of taxes or avoid ance of the requirements of Section 5 of the Securities Act, and there has been no objection Filed by any governmental unit asserting such avoidance. C. SETTLEMENTS AND RELEASES 1. Settlement of Intercompany Claims Between the Holdings Debtors and the Services Debtors.

                  As demonstrated by the Curran Declaration, the allocation of recover ies to holders of General Unsecured Claims against the Holdings Debtors and the Services Debtors, respectively, in settlement and compromise of potential disputes with respect to intercompany claims issues among the Holdings Debtors and Services Debtors is fair, reasonable and appropriate in light of the underlying facts and circumstances. The substantial analysis and good faith negotiations of interested parties, including the Debtors, Creditors' Committee and the Holdings' SubCommit tee, as well as the overwhelming support for the Plan by holders of Claims in Classes H-4 and S-4, supports this conclusion.

                  2.       Settlements with Cisco and Lucent.

                  As demonstrated by the Curran Declaration, the benefits to be received by the Debtors, the Reorganized Debtors and their respective creditors as a result of (i) the settlement with Cisco contained in Section
5.14 and Schedule 5.14 to the Plan and (ii) the settlement with Lucent contained in Section 5.13 and Schedule 5.13 and other related documents are fair, reasonable and appropriate in light of the relevant facts and circumstances underlying each such settlement. 3. Fairness of Releases.

                  The releases set forth in Section 5.12 of the Plan are appropriate. The Debtors are releasing certain parties from claims owned by the Debtors. No creditor or other third party is being deemed to release any non-derivative claim it may have against a third party, unless it affirmatively and voluntarily chose to do so by making an election on its ballot to vote on the Plan. Parties not voting on the Plan or that did not affirmatively elect to grant releases on their Plan ballots are not deemed to have granted any releases of individual claims they may possess against non-Debtors (if any).

         D.       SATISFACTION OF CONDITIONS TO CONFIRMATION.

                  Each of the conditions precedent to the entry of this Confirmation Order, as set forth in Section 10.1 of the Plan, has been satisfied.

         E.       SUBSTANTIVE CONSOLIDATION

                  The substantive consolidation of the Estates that comprise the Holdings Debtors and the Estates that comprise the Services Debtors, respectively, for the purpose of implementing the Plan, as described in Article VI of the Plan, will promote a more equitable distribution of the Debtors' assets and is appropriate under section 105 of the Bankruptcy Code. Among the factors supporting the substantive consolidation of the Debtors' Estates, as demonstrated by the Curran Declaration and the Panagos Declaration, are the following: (1) accurately segregating the assets and liabilities of each respective Debtor, if possible, would be immensely difficult and costly (2) the Debtors individual entity books and records were kept based upon accounting principles that do not reflect, in material ways, fair market value of assets or liabilities; (3) there are thousands of individual transfers or transactions within the Holdings Debtors and within the Services Debtors that would have to be separately analyzed to properly view each separate entities' assets and liabilities on a fair market basis; (4) there is no evidence that any creditors will be prejudiced by the aggregation of the assets and liabilities of the Estates that comprise the Holdings Debtors and the Services Debtors, respectively, and (5) no creditor or other party has objected to this limited substantive consolidation, after ample notice and opportunity to do so.

II.      CONCLUSIONS OF LAW.

         A.       JURISDICTION AND VENUE.

                  The Bankruptcy Court has jurisdiction over this matter pursuant to 28 U.S.C. ss.ss. 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2). The Debtors were and are qualified to be debtors under section 109 of the Bank ruptcy Code. Venue of the Reorganization Cases in the United States Bankruptcy Court for the District of Delaware was proper as of the Petition Date, pursuant to 28 U.S.C. ss. 1408, and continues to be proper.

         B.       EXEMPTIONS FROM SECURITIES LAWS.

                  Pursuant to section 1125(d) of the Bankruptcy Code, the Debtors' transmittal of Plan solicitation packages, their solicitation of acceptances of the Plan and their issuance and distribution of the New Common Stock, the New Holdings Creditor Warrants, the New Secured Notes and the Management Options are not and will not be governed by or subject to any otherwise applicable law, rule or regulation governing the solicitation or acceptance of a plan of reorganization or the offer, issuance, sale or purchase of securities. Accordingly, the Debtors, the Reorganized Debtors and their respective directors, officers, employees, agents and professionals (acting in such capacity) are entitled to the protection of section 1125(e) of the Bankruptcy Code.

                  Pursuant to section 1145(a)(1) of the Bankruptcy Code, the offering, issuance and distribution of the New Common Stock, the New Holdings Creditor Warrants and the Management Options and any other securities issuable pursuant to the Plan (except as otherwise set forth in the Disclosure Statement) shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.

                  Pursuant to and to the fullest extent permitted by
section 1145 of the Bankruptcy Code, the resale of any New Common Stock, New Holdings Creditor Warrants, Management Options and any other securities issuable pursuant to the Plan (except as otherwise described in the Disclosure Statement) shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.

                  The New Secured Notes are issued under the New Credit Agreement and thus are not securities for the purposes of Bankruptcy Code section 1145. Notwithstanding the foregoing, to the extent the New Secured Notes are deemed to be securities, the offering, issuance and distribution of the New Secured Notes, and the resale thereof, shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.

         C.       EXEMPTIONS FROM TAXATION.

                  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of this title, may not be taxed under any law imposing a stamp tax or similar tax.

         D.       COMPLIANCE WITH SECTION 1129 OF THE BANKRUPTCY CODE.

                  As set forth in Section I above, the Plan complies in all respects with the applicable requirements of section 1129 of the Bankruptcy Code.

         E.       APPROVAL OF THE SETTLEMENTS AND RELEASES PRO
                  VIDED  UNDER THE PLAN AND CERTAIN OTHER MATTERS.

                  Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bank ruptcy Rule 9019(a), the settlements, compromises, releases, waivers, discharges and injunctions set forth in the Plan, the settlement of intercompany claims among the Holdings Debtors and the Services Debtors, the settlement with Cisco and the settlement with Lucent, are approved as integral parts of the Plan and are fair, equitable, reasonable and in the best interests of the Debtors, the Reorganized Debtors and their respective Estates and the holders of Claims and Interests.

                  In approving the settlements, compromises, releases, waivers, discharges and injunctions of and from such potential claims, as described above, the Bankruptcy Court has considered: (a) the balance of the likelihood of success of claims asserted by the Debtors or other claimants against the likelihood of success of the defenses or counterclaims possessed by the Debtors, other claimants or other potential defendants; (b) the complexity, cost and delay of litigation that would result in the absence of these settlements, compromises, releases, waivers, discharges and injunctions; (c) the lack of objections by any creditor or party in interest to the settlements, compromises, releases, waivers, discharges and injunctions and the acceptance of the Plan by an overwhelming majority of the holders of Claims, as set forth in the Voting Declaration; and (d) that the Plan, which gives effect to the settlements, compromises, releases, waivers, discharges and injunctions, is the product of extensive arms' length negotiations among the Debtors, the Creditors' Committee, the Holdings SubCommittee, the Prepetition Secured Lenders and other parties in interest.

                  All settlements, compromises, releases, waivers, discharges and injunctions of claims and causes of action set forth in the Plan, which are approved herein as an integral part of the Plan and as fair, equitable, reasonable and in the best interests of the Debtors, the Reorganized Debtors and their respective Estates and the holders of Claims and Interests, are effective and binding in accordance with their terms.

         F.       AGREEMENTS AND OTHER DOCUMENTS.

                  The Debtors have disclosed all material facts regarding:
(1) the Restructuring Transactions authorized by Section 5.4 of the Plan;
(2) the adoption of new or amended and restated certificates of incorporation and by-laws or similar constituent documents for the Reorganized Debtors; (3) the initial selection of directors and officers of the Reorganized Debtors; (4) the entry into the Exit Financ ing, including the New Senior Subordinated Term Loan and the New Convertible Notes; (5) the distribution of cash pursuant to the Plan; (6) the issuance and distribu tion of the New Common Stock, the New Holdings Creditor Warrants, the Manage ment Options, and the New Secured Notes pursuant to the Plan;
(7) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing, including the Management Option Plan, the Registration Rights Agreement, the settlement with Cisco and the settlement with Lucent; (8) the adoption, execution and implementa tion of employment, retirement and indemnification agreements, incentive compen sation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements, including the Management Option Plan; and (9) the other matters provided for under the Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor.

         G.       ASSUMPTIONS, ASSUMPTIONS AND ASSIGNMENTS AND
                  REJECTIONS OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

                  Each pre- or post-Confirmation assumption, assumption and assign ment or rejection of an Executory Contract or Unexpired Lease pursuant to Sections 7.1 and 7.3 of the Plan, including any pre- or post-Confirmation assumption, assump tion and assignment or rejection effectuated as a result of any amendment to Sched ule 7.3 to the Plan, as contemplated by Section 7.3 of the Plan, shall be legal, valid and binding upon the applicable Debtor or Reorganized Debtor and all nondebtor parties to such Executory Contract or Unexpired Lease, all to the same extent as if such assumption, assumption and assignment or rejection had been effectuated pursuant to an appropriate authorizing order of the Bankruptcy Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.

         H.       SUBSTANTIVE CONSOLIDATION

                  In light of the factors identified in Section I.E above, the substantive consolidation of the Estates that comprise the Holdings Debtors and the Estates that comprise the Services Debtors, respectively, is in the bests interests of the Debtors' creditors and is appropriate under section 105 of the Bankruptcy Code.

III.     ORDER

                  ACCORDINGLY, THE COURT HEREBY ORDERS THAT:
         A.       CONFIRMATION OF THE PLAN.

                  The Plan and each of its provisions are confirmed pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control. All of the Objections and other responses to, and statements and comments regarding, the Plan, other than those withdrawn with prejudice in their entirety prior to, or on the record at, the Confirmation Hearing are overruled.

         B.       EFFECTS OF CONFIRMATION.

                  1.       Immediate Effectiveness; Successors and Assigns.

                  The stay contemplated by Bankruptcy Rule 3020(e) shall not apply to this Confirmation Order. Subject to the provisions of Section
12.6 of the Plan, and notwithstanding any otherwise applicable law, immediately upon the entry of this Confirmation Order, the terms of the Plan and this Confirmation Order are deemed binding upon the Debtors, the Reorganized Debtors, any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan), any and all nondebtor parties to Executory Contracts and Unexpired Leases with any of the Debtors and any and all entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in
Section I.C above and the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing.

                  2.       Continued Corporate Existence; Vesting of Assets.

                  Except as otherwise provided in the Plan (and subject to the provi sions regarding Restructuring Transactions in Section 5.4 of the
Plan), each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation (or such other corporate form) under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. Except as otherwise provided in the Plan, as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorga nized Debtor under the Plan, shall vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, each Reorganized Debtor is authorized to (a) operate its businesses; (b) use, acquire and dispose of property; and (c) compromise or settle any Claims or Interests, in each case without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or this Confirmation Order. Without limiting the foregoing, each Reorganized Debtor is authorized to pay the charges that it incurs on or after the Effective Date for professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the Bankruptcy Court.

                  3. Cancellation and Surrender of Instruments, Securities and Other Documentation.

                   Except as provided in any contract, instrument or other agreement or document created, entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III of the Plan, the Old Securities are canceled and of no further force and effect, without any further action on the part of any Debtor or Reorganized Debtor. The holders of or parties to such canceled instruments, securities and other documen tation shall have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan shall be made to or on behalf of any holder of an Allowed Claim evidenced by such canceled instru ments or securities unless and until such instruments or securities are received by the applicable Indenture Trustee pursuant to, and to the extent required by, Section 8.8 of the Plan.

                  4.       Release of Liens.

                  Except as otherwise provided in the Plan or in any contract, instru ment, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distribu tions made pursuant to Article III of the Plan, all mortgages, deeds of trust, liens or other security interests against the property of any Estate are fully released and discharged, and all right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereun der, shall revert to the applicable Reorganized Debtor and its successors and assigns.

         C.       CLAIMS BAR DATES.

                  1.       Bar Dates for Administrative Claims.

                           a.       General Bar Date Provisions.

                  Except as otherwise provided in Sections 3.1 and 12.1 of the Plan and herein, unless previously filed, all requests for payment of Administrative Claims must be filed with the Bankruptcy Court and served on counsel for the Debtors and counsel for the Creditors' Committee, pursuant to the procedures specified in the Confirmation Notice (as such term is defined below), no later than 45 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve a request by the applicable bar date shall be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property and such Administrative Claims shall be deemed discharged as of the Effective Date. The Debtors have forty-five (45) business days after receipt to object to the amount requested. The Bankruptcy Court shall retain jurisdiction to determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

                           b.       Bar Dates for Certain Administrative Claims.

                                    i.      Professional Compensation.

                  All final requests for compensation or reimbursement of Professional Fee Claims for services rendered to the Debtors or any creditors' committee prior to the Effective Date and Substantial Contribution Claims must be filed and served on the Reorganized Debtors and their counsel no later than forty-five (45) days after the Effective Date. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorga nized Debtors and their counsel and the requesting Professional or other entity no later than 30 days after the date on which the applicable application was served. To the extent necessary, entry of this Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Profes sional Fee Claims.

                                    ii.     Ordinary Course Liabilities.

                  Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Trade Claims and Administrative Claims of governmental units for Taxes (including Tax audit Claims arising after the Petition Date) shall not be required to File or serve any request for payment of such Administrative Claims. Such Administrative Claims shall be satisfied pursuant to Section 3.1 of the Plan.

                                    iii.    Priority Tax Claims

                  Each of the Debtors shall have the right to file an objection to any Priority Tax Claim and other claims asserted by taxing authorities and the Debtors' rights to object to and settle or otherwise compromise Priority Tax Claims are preserved, provided that any such objection must be filed no later than 90 days following the Effective Date, unless such time period is extended by the Court. Following resolution of any objections, Priority Tax Claims and other claims asserted by taxing authorities shall be treated as provided under the Plan and, with respect to objections and other matters addressed herein, the provisions of this Order. 2. Bar Date for Rejection Damages Claims and Related Pro cedures.

                  The Debtors or the Reorganized Debtors shall provide written notice to each nondebtor party to an Executory Contract or Unexpired Lease being rejected pursuant to the Plan of (i) the applicable Executory Contract or Unexpired Lease being rejected, (ii) the bar date set forth in this Section III.C and (iii) the procedures for such party to File and serve a proof of Claim for any Claims that may arise from such rejection (the "Rejection Bar Date Notice"). The Rejection Bar Date Notice shall be in substantially the form attached hereto as Exhibit B and incorporated herein by reference and shall be served on each nondebtor party or parties to an Executory Contract or Unexpired Lease by the later of (i) 30 days after the Effective Date or (ii) if the Debtors amend
Schedule 7.3 to the Plan after the Confirmation Date to add any Executory Contract or Unexpired Lease, thus providing for its rejection pursuant to
Section 7.3 of the Plan, 30 days after the date of such amend ment.

                  Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to Section 7.3 of the Plan gives rise to a Claim by the other party or parties to the Executory Contract or Unexpired Lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their respective successors or their respective properties unless a proof of Claim is Filed and served on the Reorganized Debtors, pursuant to the procedures specified in this Confirmation Order and the Rejection Bar Date Notice, no later than 30 days after the date of service of the applicable Rejection Bar Date Notice.

         D.       MATTERS RELATING TO IMPLEMENTATION OF THE PLAN.

                  1.       Restructuring Transactions.

                  On or after the Confirmation Date, pursuant to appropriate provisions of applicable state business corporation laws and sections 1123(a) and 1142(b) of the Bankruptcy Code, the Debtors and the Reorganized Debtors are authorized to enter into such Restructuring Transactions and take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Reorganized Debtors and make all filings and recordings in connection therewith, all as contemplated by, among others, Section 5.4 of the Plan, and in accordance with applicable terms of the Plan, the Exhibits thereto and this Confirmation Order. Such restructuring may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolu tions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect these transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable require ments of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applica ble state law in connection with such transactions.

                  The Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorga nized Debtor, such surviving, resulting or acquiring corporation shall perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

                  Each of the following shall occur and be effective as of the date specified in the documents effectuating the applicable Restructuring Transactions or the Effective Date, if no such other date is specified in such other documents, and are authorized and approved in all respects and for all purposes without any requirement of further action by the stockholders or board of directors of any of the Debtors: the Restructuring Transactions; the adoption of new or amended and restated certificates of incorporation and by-laws or similar constituent documents for the Reorganized Debtors; the initial selection of directors and officers for the Reorganized Debtors; the entry into the Exit Financing, including the New Senior Subordinated Term Loan and the New Convertible Notes; the distribution of cash pursuant to the Plan; the issuance and distribution of the New Common Stock, the New Holdings Creditor Warrants, the Management Options and the New Secured Notes pursuant to the Plan; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing, including the Registration Rights Agreement and the Management Option Plan and the documents necessary or appropriate to obtain and implement the Exit Financing; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agree ments, including the Management Option Plan; and the other matters provided for under the Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor.

                  Pursuant to section 1142(b) of the Bankruptcy Code,
section 303 of the Delaware General Corporation Law and any comparable provision of the busi ness corporation laws of any other state (collectively, the "Reorganization Effectua tion Statutes"), without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Debtors or the Reorganized Debtors, the Debtors and the Reorganized Debtors are authorized to: (i) cause to be filed with the Secretary of State of the State of Delaware or other applicable state or local official (A) any and all certificates, agreements or plans of merger, consolidation, dissolution, liquidation or amendment necessary or appropriate to effectuate the provisions of the Plan and (B) certificates of incorporation, by-laws or similar constituent documents or certificates or articles of amendment thereto, as applicable (collectively, the "Gover nance Documents"); and (ii) take or cause to be taken all such other actions, includ ing the making of appropriate filings or recordings as may be required under appro priate provisions of applicable state business corporation laws or any other applicable law, or as any of the Chairman of the Board, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Senior Vice President, any Vice President or any Secretary (collectively, the "Responsible Officers") of the appropriate Debtor or Reorganized Debtor may determine are necessary or appropriate in connection with the provisions of the Plan and the Governance Documents. Each federal, state and local governmental agency or department is authorized and directed to accept the filing of any Governance Document or other document related to the implementation of the Plan. Without limiting the generality or effect of the foregoing, this Confirmation Order is declared and determined to be in recordable form and shall be accepted by any filing or recording officer or authority of any applicable governmental authority or department without any further orders, certificates or other supporting documents. After the Effective Date or the effective time of any applicable Restructuring Transaction, each of the Reorganized Debtors is authorized to amend or restate its certificate of incorporation or by-laws or similar constituent documents as permitted by applicable state law, subject to the terms and conditions of such constituent documents.

                  The Responsible Officers of each Debtor or Reorganized Debtor are authorized to execute, deliver, file or record such contracts, instruments, releases, and other agreements or documents, including any Governance Documents or other documents related to the implementation of the Plan, and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor is authorized to certify or attest to any of the foregoing actions. The execution of any such document or the taking of any such action is deemed conclusive evidence of the authority of such person to so act.

                  2. Directors and Officers; Employment-Related Agreements and Compensation Programs.

                           a.       Directors and Officers of Reorganized
                                    Debtors.

                  The appointment of the initial directors and officers of each of the Reorganized Debtors, as set forth in Section I.B above, Exhibit E hereto and Section 5.7 of the Plan (including the process for filling the vacant directorship), as of and immediately following the Effective Date is approved. Each such director and officer shall serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until such director's or officer's earlier death, resignation or removal in accordance with the terms of the certificates of incorporation and by-laws or similar constituent docu ments of the applicable Reorganized Debtor and applicable state law. b. Approval of New Employment, Retirement, Indem nification, and Other Related Agreements and In centive Compensation Programs.

                  Pursuant to section 1142(b) of the Bankruptcy Code and the Reorgani zation Effectuation Statutes, without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, and without limiting the power or authority of the Reorganized Debtors following the Effective Date to take any and all such actions as may be permitted or required by applicable nonbankruptcy law, the Reorganized Debtors are authorized, as of the Effective Date, to: (i) maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with their active directors, officers and employees, subject to the terms and conditions of any such agreement; (ii) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees; and (iii) make the initial grants under the Management Option Plan. Pursuant to the employment contract for Mr. Curran, which was approved by this Court on June 21, 2001, Mr. Curran shall be paid a Reorganization Bonus of $700,000 not later than ten (10) days after the Effective Date.

                  3.       Approval of Agreements Related to the New Common
                           Stock.

                  Pursuant to section 1142(b) of the Bankruptcy Code and the Reorgani zation Effectuation Statutes and without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, Reorga nized ICG is authorized to execute and deliver the Registration Rights Agreement, which agreement shall be duly authorized, valid and binding and enforceable in accordance with their terms and the New Common Stock issued pursuant to such agreements, upon issuance, shall be duly authorized validly issued and fully paid and nonassessable.

                  4.       Approval of Exit Financing.

                  Pursuant to section 1142(b) of the Bankruptcy Code and the Reorgani zation Effectuation Statutes and without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, on the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Financing and to take all such other actions and execute, deliver, record and file all such other agreements, instru ments, financing statements, releases, applications, registration statements, reports and other documents, and any changes, additions and modifications thereto, as any of their Responsible Officers may determine are necessary or appropriate in connection with the consummation of the transactions contemplated by the issuance of the New Senior Subordinated Term Loan and the New Convertible Notes, including such documents and actions required by CCM and any other financial institutions that are parties to the New Senior Subordinated Term Loan or which purchase New Convert ible Notes, and also including the making of such filings, or the recording of any security interests, as may be required by the Exit Financing. All cash necessary for the Reorganized Debtors to make payments pursuant to the Plan shall be obtained from the Reorganized Debtors' cash balances and operations or the Exit Financing. Cash payments to be made pursuant to the Plan shall be made by Reorganized ICG; provided, however, that the Debtors and the Reorganized Debtors shall be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy its obligations under the Plan. Any Intercompany Claims resulting from such transfers shall be accounted for and settled in accordance with the Debtors' historical intercompany account settle ment practices.

                  5.       Approval of New Loan Documents.

                  Pursuant to section 1142(b) of the Bankruptcy Code and without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, on the Effective Date, the Reorganized Debtors are authorized and directed to execute and deliver those documents necessary or appro priate in connection with the issuance of the New Secured Notes, including without limitation, the New Credit Agreement, the New Security Agreement, UCC financing statements, the New Guarantees, the Subordination Agreement and such other of the New Loan Documents as are necessary and appropriate in connection with the consummation of the New Credit Facility. The Reorganized Debtors are further authorized and directed to grant security interests in and liens upon substantially all of their assets, in accordance with the terms of the New Security Agreement. The New Loan Documents, and the Reorganized Debtors' obligations thereunder and in connection with the New Credit Facility will be, upon the closing thereof, valid, legal and binding obligations of the Reorganized Debtors, enforceable in accordance with their terms.

                  The New Credit Facility, the terms thereof and the transactions contemplated thereby are the result of extensive arms' length, good faith negotiations among the parties thereto. The issuance of the New Secured Notes, the execution of each of the New Loan Documents, including without limitation, the New Guarantees, the granting of the security interests in and liens upon substantially all of the Reorga nized Debtors' assets, the consummation of the transactions contemplated by the New Credit Facility in furtherance of the Plan and the treatment of the Secured Lender Claims pursuant to the Plan constitute a fair exchange of reasonable equiva lent value, and none of the foregoing, individually or together, constitutes a fraudu lent transfer or fraudulent conveyance under any applicable state or federal law.

                  Pursuant to section 1142(b) of the Bankruptcy Code and without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, on the Effective Date and at such other times as invoices shall be rendered to the Reorganized Debtors, the Reorganized Debtors are authorized and directed to pay (i) all legal and other fees payable under the Pre- Petition Credit Agreement, (ii) all legal and other fees payable pursuant to the Final Order Granting Adequate Protection and Authorizing Use of Cash Collateral Pursuant to Bankruptcy Code Sections 361, 362(d) and 363, dated December 19, 2000, and
(iii) all fees payable in connection with the negotiation and preparation of the New Loan Documents and any related documentation, in each case including all legal and other fees of Shearman & Sterling, Young Conaway Stargatt & Taylor, LLP, Deloitte & Touche and Impala Partners, LLC, that are then accrued and unpaid.

                  6. Approval of Executory Contract and Unexpired Lease Provisions and Related Procedures.

                  Except as otherwise modified herein, the Executory Contract and Unexpired Lease provisions of Article VII of the Plan are specifically approved. Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors shall assume each executory contact and unexpired lease to which a Debtor is a party, including those listed on Schedule 7.1 of the Plan, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previ ously expired or terminated pursuant to its own terms, or (iii) is listed on Schedule 7.3 of the Plan as being an executory contract or unexpired lease to be rejected. To the extent that an executory contract or unexpired lease is not listed on Schedule 7.3, such executory contract or unexpired lease is assumed. Each contract and lease shall be assumed or rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Schedule 7.3 to the Plan shall not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that a Debtor or Reorganized Debtor has any liability thereunder.

                  As of the effective time of the applicable Restructuring Transaction, any Executory Contract or Unexpired Lease to be held by any Debtor or another surviving, resulting or acquiring corporation in the applicable Restructuring Transac tion, shall be deemed assigned to the applicable entity, pursuant to section 365 of the Bankruptcy Code.

                  This Confirmation Order shall constitute an order approving the treatment of executory contracts and unexpired leases described in Article VII of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. The Debtors or the Reorganized Debtors shall provide notice to each party whose executory contract or unexpired lease is being assumed or assumed and assigned pursuant to the Plan of (i) the contract or lease being assumed or assumed and assigned;
(ii) the name of the proposed assignee, if any; (iii) the Cure, if any, that the applicable Debtor or Reorganized Debtor believes it (or its assignee) would be obligated to pay in connection with such assumption; and
(iv) the procedures for such party to object to the assumption or assumption and assignment of the applica ble contract or lease or the amount of the proposed Cure (the "Cure Amount No tice"). The Cure Amount Notice shall be in substantially the form attached hereto as Exhibit C and incorporated herein by reference and shall be served on each nondebtor party or parties to an Executory Contract or Unexpired Lease by the later of (i) 30 days after the Effective Date or (ii) if the Debtors amend
Schedule 7.3 to the Plan after the Confirmation Date to remove any Executory Contract or Unexpired Lease identified thereon, thus providing for its assumption or assumption and assignment pursuant to Section 7.1 of the Plan, 30 days after the date of such amendment.

                  To the extent that such Claims constitute monetary defaults, the Cure associated with each executory contract and unexpired lease to be assumed or assumed and assigned pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor or Reorganized Debtor assuming such contract or lease or the assignee of such Debtor or Reorganized Debtor, if any by Cure. If there is a dispute regarding (i) the amount of any Cure, (ii) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bank ruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption of such contract or lease, such party must File and serve on the Debtors or the Reorganized Debtors, as applicable, a written objection setting forth the basis for such dispute no later than 20 days after the date of service of the Cure Amount Notice. The Cure shall be made following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be. If there is a dispute as to the amount of Cure or any requirement for adequate assurance of future performance that cannot be resolved consensually among the parties, the Debtors shall have the right to reject the contract or lease for a period of five (5) days after entry of a Final Order establishing a Cure amount in excess of that provided by the Debtors or any requirement for adequate assurance of future performance that is not acceptable to the Debtors.

                  If the nondebtor party to an Executory Contract or Unexpired Lease does not timely and properly object to the proposed Cure Amount Claim identified in a Cure Amount Notice, the proposed amount shall become the final Allowed Cure Amount Claim without further action by the Bankruptcy Court, the Debtors or the Reorganized Debtors, and the Proposed Cure Amount Claim shall be paid or satisfied in accordance with the Plan and this Confirmation Order. Until a Cure Amount Claim becomes Allowed in accordance with the procedures set forth in this Section III.D.5 and the Cure Amount Notice, such Claim shall be treated as a Disputed Claim for purposes of making distributions under the Plan.

                  Reorganized ICG shall provide standard and customary indemnifica tion for all officers and directors (as of the Petition Date and thereafter) for all actions or events occurring after the Petition Date. Except as provided below, Indemnification Obligations to present and former officers and directors for actions or events occurring prior to the Petition Date is limited to director and officer liability insurance coverage. Reorganized ICG shall indemnify present and former officers and directors for all legal fees and expenses and shall advance all such fees and expenses, as well as any insurance deductibles (if applicable), related to any claims or lawsuits for any actions or events occurring prior to the Petition Date.

                  The obligations of each Debtor or Reorganized Debtor to indemnify members of the Special Committee, including for actions or events occurring prior to the Petition Date, are deemed and treated as executory contracts that are assumed by Reorganized ICG pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall survive and be unaffected by entry of this Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date. Reorganized ICG shall reimburse the Special Committee and its members for all legal fees and expenses incurred by them in connection with the Chapter 11 Cases and the Plan.

                  The obligations of each Debtor or Reorganized Debtor to indemnify any present or former professionals or advisors of the Debtors arising out of acts that occurred prior to the Petition Date, including without limitation, accountants, auditors, financial consultants, underwriters, or attorneys, are deemed and treated as Executory Contracts that are rejected by the applicable Debtor pursuant to the Plan and section 365 of the Bankruptcy Code, as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) shall be subject to the bar date provisions of Section III.C above.

                  7.       Distribution Record Date.

                  The Distribution Record Date shall be May 20, 2002. The Distribu tion provisions of the Plan shall be, and hereby are, approved. The Debtors and the Disbursing Agent, as the case may be, shall make all Distributions required under the Plan.

                  As of the close of business on the Distribution Record Date, the respective transfer registers for the Old Notes, as maintained by the Debtors or the Indenture Trustees, shall be closed. The applicable Disbursing Agent shall have no obligation to recognize the transfer or sale of any Old Note Claim that occurs after the close of business on the Distribution Record Date and shall be entitled for all purposes herein to recognize and make distributions only to those holders of Old Note Claims that are holders of such Claims as of the close of business on the Distribution Record Date.

         E.       SUBSTANTIVE CONSOLIDATION OF THE HOLDINGS
                  DEBTORS AND SERVICES DEBTORS.

                  The substantive consolidation of the Estates that comprise the Holdings Debtors and the Estates that comprise the Services Debtors for the purpose of implementing the Plan, including for purposes of voting, Confirmation and distributions to be made under the Plan, is approved. Accordingly, for purposes of implementing the Plan, on the Effective Date (a) all assets and liabilities of each of the Holdings Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of ICG; (b) all assets and liabilities of each of the Services Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of ICG Services, Inc.; (c) no distributions shall be made under the Plan on account of Intercompany Claims among the Debtors; (d) no distributions shall be made under the Plan on account of Subsidiary Interests; and (e) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors. The substantive consolidation of the Debtors (other than for the purpose of implementing the Plan) shall not affect (i) the legal and corporate structures of Reorganized ICG, subject to the right of the Debtors or Reorganized ICG to effect Restructuring Transactions as provided in Article V of the Plan; (ii) Intercompany Claims; (iii) Subsidiary Interests, and (iv) pre and post Commencement Date guarantees that are required to be maintained (x) in connection with executory contracts or unexpired leases that have been or will be assumed, or (y) pursuant to the Plan.

         F.       ACTIONS IN FURTHERANCE OF THE PLAN.

                  The approvals and authorizations specifically set forth in this Confir mation Order are nonexclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. In addition to the authority to execute and deliver, adopt or amend, as the case may be, the contracts, leases, instruments, releases and other agreements specifically granted in this Confirmation Order, the Debtors and the Reorganized Debtors are authorized and empowered, without action of their respective stockholders or boards of direc tors, to take any and all such actions as any of their Responsible Officers may determine are necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. Pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, no action of the stockholders or boards of directors of the Debtors or the Reorganized Debtors shall be required for the Debtors or Reorganized Debtors to: (1) enter into, execute and deliver, adopt or amend, as the case may be, any of the contracts, leases, instruments, releases and other agreements or documents and plans to be entered into, executed and delivered, adopted or amended in connec tion with the Plan and, following the Effective Date, each of such contracts, leases, instruments, releases and other agreements shall be a legal, valid and binding obligation of the applicable Reorganized Debtor, enforceable against such Reorga nized Debtor in accordance with its terms subject only to bankruptcy, insolvency and other similar laws affecting creditors' rights generally, and subject also to general equitable principles; (2) issue shares of New Common Stock pursuant to the Plan, including upon exercise of the New Holdings Creditors Warrants, Management Options or New Convertible Notes, and, upon issuance, all such shares of New Common Stock shall be duly authorized, validly issued and fully paid and nonassessable shares of New Common Stock of Reorganized ICG; or (3) authorize the Reorganized Debtors to engage in any of the activities set forth in this paragraph or otherwise contemplated by the Plan. Each of the Responsible Officers of each Debtor and Reorganized Debtor is authorized to execute, deliver, file or record such contracts, instruments, financing statements, releases, mortgages, deeds, assignments, leases, applications, registration statements, reports or other agreements or documents and take such other actions as such officer may determine are neces sary or appropriate to effectuate or further evidence the terms and conditions of the Plan, this Confirmation Order and any and all documents or transactions contem plated by the Plan or this Confirmation Order, all without further application to or order of the Bankruptcy Court and whether or not such actions or documents are specifically referred to in the Plan, the Disclosure Statement, this Confirmation Order or the exhibits to any of the foregoing, and the signature of a Responsible Officer on a document executed in accordance with this Section III.F shall be conclusive evidence of the Responsible Officer's determination that such document and any related actions are necessary and appropriate to effectuate or further evidence the terms and conditions of the Plan, this Confirmation Order or other documents or transactions contemplated by the Plan or this Confirmation Order. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor is authorized to verify or attest to any of the foregoing actions. Pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, to the extent that, under applica ble nonbankruptcy law, any of the foregoing actions otherwise would require the consent or approval of the stockholders or the boards of directors of any of the Debtors or Reorganized Debtors, this Confirmation Order shall constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the stockholders and directors of the appropriate Debtor or Reorganized Debtor.

         G.       RELEASES AND INDEMNIFICATION.

                  The release and indemnification provisions contained in the Plan are approved in all respects. As further provided in Section III.H below, the commence ment or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to Section 5.12 of the Plan are permanently enjoined.

         H.       DISCHARGE, TERMINATION, INJUNCTION AND SUBOR
                  DINATION RIGHTS.

                  1. Discharge of Claims and Satisfaction and Termination of Interests.

                  Except as provided in the Plan or in this Confirmation Order, all consideration distributed under the Plan shall be in exchange for and in complete satisfaction, settlement, discharge and release of all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall (i) be discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (A) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (B) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code or (C) the holder of a Claim based on such debt accepted the Plan; and (ii) terminate all ICG Interests.

                  In accordance with the foregoing, except as provided in the Plan or in this Confirmation Order, this Confirmation Order constitutes a judicial determina tion, as of the Effective Date, of a discharge of all Claims and other debts and liabilities against the Debtors and termination of all ICG Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

                  2.       Injunctions.

                  Except as provided in the Plan or this Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors, Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing in any manner or in any plance any action or other proceeding; (ii) enforcing, attaching, collecting or recover ing in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance;
(iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

                  As of the Effective Date, all entities that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to the Plan are permanently enjoined from taking any of the following actions against any released entity or its property on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceed ing;
(ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encum brance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

                  By accepting distribution pursuant to the Plan, each holder of an Allowed Claim or an Allowed Interest receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth above.

                  3.       Releases and Satisfaction of Subordination Rights.

                  All Claims of the holders of the Secured Lender Claims and the Old Note Claims against the Debtors and all rights and claims between or among such holders relating in any manner whatsoever to any claimed subordination rights or rights to assert Claims that are owned by any of the Debtors or their Estates against any other Debtor or third party, shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented in Section 3.3 of the Plan. Distributions under, described in, contemplated by, and/or implemented by the Plan to the various Classes of Claims under the Plan shall not be subject to levy, garnish ment, attachment or like legal process by any Claim holder, including but not limited to, holders of Secured Lender Claims and Old Note Claims by reason of any claimed subordination rights or otherwise, so that each Claim holder shall have and receive the benefit of the distributions in the manner set forth in the Plan.

                  4.       Exculpation

                  None of the Debtors, the Reorganized Debtors, the Creditors' Com mittee, the Claims Resolution Committee, the Indenture Trustees, or the Prepetition Secured Lenders, nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respec tive agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating or implementing the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, or the administra tion of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. Section 12.11(b) of the Plan is hereby stricken.

                  Reorganized ICG shall indemnify each Person exculpated pursuant to Section 12.11 of the Plan against, hold each such Person harmless from, and reim burse each such Person for, any and all losses, costs, expenses (including attorneys' fees and expenses), liabilities and damages sustained by such Person arising from any liability described in
Section 12.11 of the Plan.

                  Such exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle, or compromise the Litigation Claims retained pursuant to Sections 5.8 and 5.9 of the Plan.

         I.       RESOLUTION OF CERTAIN OBJECTIONS

                  Notwithstanding anything in the Plan or this Confirmation Order to the contrary, to the extent that there is any inconsistency between the terms of the Plan or this Confirmation Order and that certain Confidential Settlement Agreement and Mutual Release (the "Settlement Agreement") between and among the Debtors and Southwestern Bell Telephone, L.P., d/b/a Southwestern Bell Telephone Com pany, Ameritech (composed of Illinois Bell Telephone Company d/b/a Ameritech Illinois, Indiana Bell Telephone Company Incorporated d/b/a Ameritech Indiana, Michigan Bell Telephone Company d/b/a Ameritech Michigan, The Ohio Bell Telephone Company d/b/a Ameritech Ohio, Wisconsin Bell, Inc., d/b/a Ameritech Wisconsin) and Pacific Bell Telephone Company approved by this Court on May 1, 2002 and entered of record May 2, 2002 [Docket No. 1437], the terms of the Settle ment Agreement shall govern.

                  Notwithstanding anything in the Plan or this Confirmation Order to the contrary, the Debtors or the Reorganized Debtors will pay any undisputed Priority Tax Claims of the Missouri Department of Revenue and the Tennessee Department of Revenue on or about the Effective Date. The Debtors or the Reorganized Debtors have resolved the objection of Bexar County by agreeing to pay a portion of Bexar County's Other Secured Claim on or about the Effective Date and by paying the remainder of such claim on a quarterly schedule at an agreed upon interest rate.

                  Notwithstanding anything in the Plan or this Confirmation Order to the contrary, (i) sections 12.9 and 12.10 of the Plan, as well as any other similar or applicable language or provisions herein, do not in any way affect, alter or preclude Genuity's setoff or recoupment rights, however arising or asserted now or in the future in the Colorado Action (as defined in Genuity's objection) and (ii) sections 12.9 and 12.10 of the Plan, as well as any other similar or applicable language or provisions in this Confirmation Order, do not prohibit Genuity from continuing to prosecute its counterclaims and its affirmative defenses against the Debtors in the Colorado Action, provided that Genuity's right to collect on any judgment rendered in Colorado Action is governed by the Plan provisions regarding distributions to holders of Allowed prepetition Claims.

                  Notwithstanding anything in the Plan or this Confirmation Order to the contrary, the Debtors or the Reorganized Debtors shall pay fifty percent (50%) of the amount set forth in the proof of claim filed by the Texas Comptroller on or about the Effective Date in complete and full satisfaction of such claim.

                  Notwithstanding anything in the Plan or this Confirmation Order to the contrary, to the extent that the Claim of the County of San Diego is found to be an Allowed Claim, the Debtors or the Reorganized Debtors shall pay such claim on a quarterly basis over a three-year period at an agreed upon interest rate. County of San Diego shall retain any liens provided for by applicable state law (if any). The Debtors and County of San Diego have agreed to certain remedies in the event of default.

                  Notwithstanding anything in the Plan or this Confirmation Order to the contrary, to the extent that the Internal Revenue Service is found to have an Allowed Priority Tax Claim under applicable law, the interest rate applicable to such Claim shall be 7%. The Internal Revenue Service shall retain any setoff rights to which it is entitled under the Bankruptcy Code.

         J.       PAYMENT OF STATUTORY FEES.

                  On or before the Effective Date, the Debtors shall pay all fees payable pursuant to 28 U.S.C. ss. 1930 and shall continue to pay such fees as they come due after the Effective Date until a final decree is entered closing the Reorganization Cases in accordance with section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022.


         K.       SUBSTANTIAL CONSUMMATION.

                  The substantial consummation of the Plan, within the meaning of section 1127 of the Bankruptcy Code, is deemed to occur on the Effective Date.

         L.       RETENTION OF JURISDICTION.

                  Notwithstanding the entry of this Confirmation Order and the occur rence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Cases after the Effective Date as is legally permissible, including jurisdiction over the matters set forth in Article XI of the Plan, which provisions are incorporated herein by reference.

         M.       NOTICE OF ENTRY OF CONFIRMATION ORDER.

                  Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtors or the Reorganized Debtors are directed to serve a notice of the entry of this Confirma tion Order and the establishment of bar dates for certain Administrative Claims hereunder, substantially in the form of Exhibit D attached hereto and incorporated herein by reference (the "Confirmation Notice"), on all parties that received notice of the Confirmation Hearing, no later than 15 days after the Effective Date; provided, however, that the Debtors or the Reorganized Debtors shall be obligated to serve the Confirmation Notice only on the record holders of Claims or Interests as of the Confirmation Date.

                  1. The Debtors are directed to publish the Confirmation Notice once in the national edition of The Wall Street Journal and in the daily edition of The Denver Post no later than 30 days after the Effective Date.

Dated: May 21, 2002

                                               /s/ Peter J. Walsh
                                            -----------------------------------
                                            UNITED STATES BANKRUPTCY JUDGE




                                 EXHIBIT A
                                 ---------

             SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ICG
                            COMMUNICATIONS, INC.





                   IN THE UNITED STATES BANKRUPTCY COURT

                        FOR THE DISTRICT OF DELAWARE


- - - - - - - - - - - - - - - - - - - - - - - -  x
                                                 :    Chapter 11
                                                 :
In re:                                           :
                                                 :    Case No. 00-4238 (PJW)
ICG COMMUNICATIONS, INC.                         :
         et al.,                                 :
         -- --
                                                 :    Jointly Administered
                           Debtors.              :
                                                 x
- - - - - - - - - - - - - - - - - - - - - - - -



               SECOND AMENDED JOINT PLAN OF REORGANIZATION OF
                ICG COMMUNICATIONS, INC. AND ITS AFFILIATED
                     DEBTORS AND DEBTORS IN POSSESSION
                     ---------------------------------


David S. Kurtz
Timothy R. Pohl
Rena M. Samole
SKADDEN, ARPS, SLATE, MEAGHER
     & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois  60606-1285
(312) 407-0700

         - and -

Gregg M. Galardi (I.D. No. 2991)
SKADDEN, ARPS, SLATE, MEAGHER
         & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899
(302) 651-3000

Counsel for Debtors and Debtors in Possession
Dated as of: April 3, 2002



                             TABLE OF CONTENTS

                                                                           Page

EXHIBITS...................................................................vii

INTRODUCTION.................................................................1

ARTICLE I

   DEFINITIONS, RULES OF INTERPRETATION,
   COMPUTATION OF TIME AND GOVERNING LAW.....................................1
   A.     Scope Of Definitions; Rules Of Construction........................1
   B.     Definitions........................................................1
              1.1     "Administrative Claim".................................1
              1.2     "Allowed Claim"........................................1
              1.3     "Allowed Class . . . Claim"............................1
              1.4     "Ballots"..............................................2
              1.5     "Bankruptcy Code"......................................2
              1.6     "Bankruptcy Court".....................................2
              1.7     "Bankruptcy Rules".....................................2
              1.8     "Bar Date(s)"..........................................2
              1.9     "BoA"..................................................2
              1.10    "Business Day".........................................2
              1.11    "Cash".................................................2
              1.12    "Chapter 11 Case"......................................2
              1.13    "Chief Executive Officer"..............................2
              1.14    "Claim"................................................2
              1.15    "Claims Objection Deadline"............................2
              1.16    "Claims Resolution Committee"..........................2
              1.17    "Class"................................................2
              1.18    "Class H-4 Stock Pool".................................2
              1.19    "Class S-4 Stock Pool".................................2
              1.20    "Collateral"...........................................3
              1.21    "Confirmation".........................................3
              1.22    "Confirmation Date"....................................3
              1.23    "Confirmation Hearing".................................3
              1.24    "Confirmation Order"...................................3
              1.25    "Convenience Claims"...................................3
              1.26    "Credit Documents".....................................3
              1.27    "Creditor".............................................3
              1.28    "Creditors' Committee".................................3
              1.29    "Cure".................................................3
              1.30    "Debtor(s)"............................................3
              1.31    "Dilution".............................................3
              1.32    "Disclosure Statement".................................3
              1.33    "Disbursing Agent".....................................3
              1.34    "Disputed Claim".......................................3
              1.35    "Disputed Claim Amount"................................4
              1.36    "Distribution Date"....................................4
              1.37    "Distribution Record Date".............................4
              1.38    "Effective Date".......................................4
              1.39    "Estate(s)"............................................4
              1.40    "Exit Financing".......................................4
              1.41    "Face Amount"..........................................4
              1.42    "Final Order"..........................................4
              1.43    "General Unsecured Claim"..............................5
              1.44    "Holdings Debtors".....................................5
              1.45    "ICG Interests"........................................5
              1.46    "Impaired".............................................5
              1.47    "Indemnification Obligation"...........................5
              1.48    "Indenture Trustees"...................................5
              1.49    "Intercompany Claim"...................................5
              1.50    "Interest".............................................5
              1.51    "Lender"...............................................5
              1.52    "Lien".................................................5
              1.53    "Litigation Claims"....................................5
              1.54    "Management Option Plan"...............................5
              1.55    "Management Option Plan Participants"..................5
              1.56    "Management Options"...................................6
              1.57    "New Common Shares"....................................6
              1.58    "New Convertible Notes"................................6
              1.59    "New Holdings Creditor Warrants".......................6
              1.60    "New Secured Notes"....................................6
              1.61    "New Securities".......................................6
              1.62    "New Senior Subordinated Term Loan" ...................6
              1.63    "Non-Debtor Subsidiaries"..............................6
              1.64    "Old Common Shares"....................................6
              1.65    "Old Holdings Indentures"..............................6
              1.66    "Old Holdings Note Claims".............................6
              1.67    "Old Holdings Notes"...................................6
              1.68    "Old Indentures".......................................6
              1.69    "Old Note Claims"......................................6
              1.70    "Old Notes"............................................6
              1.71    "Old Preferred Shares".................................7
              1.72    "Old Securities".......................................7
              1.73    "Old Services Indentures"..............................7
              1.74    "Old Services Note Claims".............................7
              1.75    "Old Services Notes"...................................7
              1.76    "Old Stock Options"....................................7
              1.77    "Other Priority Claim".................................7
              1.78    "Other Secured Claims".................................7
              1.79    "Person" ..............................................7
              1.80    "Petition Date"........................................7
              1.81    "Plan".................................................7
              1.82    "Plan Exhibit".........................................7
              1.83    "Pre-Petition Credit Agreement"........................7
              1.84    "Pre-Petition Credit Facility Agreements"..............7
              1.85    "Priority Tax Claim"...................................7
              1.86    "Professional".........................................7
              1.87    "Professional Fee Claim"...............................8
              1.88    "Pro Rata".............................................8
              1.89    "Proof of Claim".......................................8
              1.90    "Quarterly Distribution Date"..........................8
              1.91    "Registration Rights Agreement"........................8
              1.92    "Reinstated" or "Reinstatement"........................8
              1.93    "Reorganized Debtor(s)"................................8
              1.94    "Reorganized Subsidiary Debtor(s)".....................8
              1.95    "Reorganized ICG"......................................8
              1.96    "Restructuring Transactions"...........................8
              1.97    "Schedules"............................................8
              1.98    "Secured Claim"........................................8
              1.99    "Secured Lender Claim".................................9
              1.100   "Securities Act".......................................9
              1.101   "Services Debtors".....................................9
              1.102   "Services Interests"...................................9
              1.103   "Special Committee"....................................9
              1.104   "Subordinated Claims"..................................9
              1.105   "Subsidiaries".........................................9
              1.106   "Subsidiary Debtors"...................................9
              1.107   "Subsidiary Interests".................................9
              1.108   "Substantial Contribution Claim".......................9
              1.109   "Unimpaired"...........................................9
              1.110   "Unimpaired Claim".....................................9
              1.111   "Voting Record Date"...................................9

    C.                Rules of Interpretation................................9

    D.                Computation of Time...................................10

    E.                Governing Law.........................................10

ARTICLE II

         CLASSIFICATION OF CLAIMS AND INTERESTS.............................10
              2.1     Introduction..........................................10
              2.2     Classification of Unimpaired Holdings Debtors'
                      Claims and Interests..................................10
              2.3     Classification of Impaired Holdings Debtors'
                      Claims and Interests..................................11

              2.4     Classification of Unimpaired Services Debtors'
                      Claims and Interests Against the Holdings Debtors.....11
              2.5     Classification of Impaired Services Debtors'
                      Claims and Interests..................................11

ARTICLE III

         TREATMENT OF CLAIMS AND INTERESTS..................................12
              3.1     Unclassified Claims...................................12

              3.2     Unimpaired Classes of Holdings Debtors' Claims
                      and Interests.........................................12
              3.3     Impaired Classes of Holdings Debtors' Claims and
                      Interests.............................................13
              3.4     Unimpaired Classes Of Services Debtors' Claims and
                      Interests.............................................13
              3.5     Impaired Classes Of Services Debtors' Claims
                      and Interests.........................................14
              3.6     Reservation of Rights Regarding Claims................14

ARTICLE IV

         ACCEPTANCE OR REJECTION OF THE PLAN................................14
              4.1     Impaired Classes of Claims and Interests Entitled
                      to Vote...............................................14
              4.2     Acceptance by an Impaired Class.......................14
              4.3     Presumed Acceptances by Unimpaired Classes............14
              4.4     Classes Deemed to Reject Plan.........................15
              4.5     Summary of Classes Voting on the Plan.................15
              4.6     Confirmation Pursuant to Section 1129(b) of the
                      Bankruptcy Code.......................................15

ARTICLE V

         MEANS FOR IMPLEMENTATION OF THE PLAN...............................15
              5.1     Continued Corporate Existence.........................15
              5.2     Cancellation Of Old Securities And Agreements.........15
              5.3     Certificates of Incorporation and By-laws.............15
              5.4     Restructuring Transactions............................16
              5.5     Issuance of New Securities............................16
              5.6     Compensation And Benefit Programs.....................17
              5.7     Directors And Officers of Reorganized Debtors.........17
              5.8     Revesting Of Assets; Releases of Liens................17
              5.9     Preservation Of Rights Of Action......................17
              5.10    Effectuating Documents; Further Transactions..........18
              5.11    Exemption From Certain Transfer Taxes.................18
              5.12    Releases and Related Matters..........................18
              5.13    Lucent Settlement.....................................19
              5.14    Cisco Settlement......................................19
              5.15    Exit Financing........................................19

ARTICLE VI

         SUBSTANTIVE CONSOLIDATION..........................................20
              6.1     Substantive Consolidation.............................20
              6.2     Order Granting Substantive Consolidation..............20

ARTICLE VII

         TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..............21
              7.1     Assumed Contracts And Leases..........................21
              7.2     Payments Related To Assumption Of Contracts and
                      Leases................................................21
              7.3     Rejected Contracts and Leases.........................22
              7.4     Rejection Damages Bar Date  ..........................22

ARTICLE VIII

         PROVISIONS GOVERNING DISTRIBUTIONS.................................22
              8.1     Distributions For Claims Allowed As Of The Effective
                      Date..................................................22
              8.2     Interest On Claims....................................22
              8.3     Distributions by Disbursing Agent.....................22

              8.4     Record Date For Distributions To Holders Of Lender
                      Claims and Old Notes..................................23
              8.5     Means Of Cash Payment.................................23

              8.6     Calculation Of Distribution Amounts Of New
                      Common Shares and New Holdings Creditor Warrants......23
              8.7     Delivery Of Distributions.............................23
              8.8     Surrender of Securities and Instruments...............24
              8.9     Withholding And Reporting Requirements................24
              8.10    Setoffs...............................................25

ARTICLE IX

         PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED
         AND DISTRIBUTIONS WITH RESPECT THERETO.............................25
              9.1     Prosecution Of Objections to Claims...................25
              9.2     Treatment of Disputed Claims..........................26
              9.3     Disputed Claims Reserves..............................26
              9.4     Distributions on Account of Disputed Claims Once
                      They Are Allowed and Additional Distributions on
                      Account of Previously Allowed Claims..................26

ARTICLE X

         CONDITIONS PRECEDENT TO CONFIRMATION
         AND CONSUMMATION OF THE PLAN.......................................26
              10.1    Conditions To Confirmation............................26
              10.2    Conditions To Effective Date..........................26
              10.3    Waiver Of Conditions..................................27

ARTICLE XI

         RETENTION OF JURISDICTION..........................................27

ARTICLE XII

         MISCELLANEOUS PROVISIONS...........................................28
              12.1    Professional Fee Claims...............................28
              12.2    Administrative Claims Bar Date........................29
              12.3    Payment Of Statutory Fees.............................29
              12.4    Modifications and Amendments..........................29
              12.5    Severability Of Plan Provisions.......................29
              12.6    Successors And Assigns................................29
              12.7    Compromises and Settlements...........................30
              12.8    Releases And Satisfaction Of Subordination and Other
                      Rights................................................30
              12.9    Discharge Of The Debtors..............................30
              12.10   Injunction............................................30
              12.11   Exculpation And Limitation Of Liability...............31
              12.12   Binding Effect........................................31
              12.13   Revocation, Withdrawal, Or Non-Consummation...........31
              12.14   Plan Exhibits.........................................32
              12.15   Notices...............................................32
              12.16   Indemnification and Related Matters...................33
              12.17   Prepayment............................................33
              12.18   Dissolution of the Creditors' Committee and
                      Establishment of the Claims Resolution Committee .....33
              12.19   Term Of Injunctions Or Stays..........................35



                             EXHIBITS

Exhibit A             Form of Certificate of Incorporation of Reorganized ICG

Exhibit B             Form of Bylaws of Reorganized ICG

Exhibit C             Form of Management Option Plan

Exhibit D             Termsheet for New Holdings Creditor Warrants

Exhibit E             Termsheet for New Secured Notes

Exhibit F             Form of Registration Rights Agreement

Exhibit G             Commitment Letter and Termsheet For New Convertible Notes

Exhibit H             Commitment Letter and Termsheet for New Senior
                      Subordinated Term Loan


                                            SCHEDULES

Schedule 1.63         Schedule of Non-Debtor Subsidiaries

Schedule 1.106        Schedule of Subsidiary Debtors

Schedule 5.9          Schedule of Causes of Action to be Retained by
                      Reorganized ICG

Schedule 5.13         Lucent Settlement Agreement

Schedule 5.14         Cisco Settlement Agreement

Schedule 7.1          Non-Exclusive Schedule of Assumed Contracts

Schedule 7.3          Exclusive Schedule of Rejected Contracts




                                INTRODUCTION

         ICG Communications, Inc., a Delaware corporation ("ICG"), and those entities listed on Schedule 1.106 hereto (collectively, the "Subsidiary Debtors"), hereby propose the following joint plan of reorganization (the "Plan") for the resolution of their outstanding creditor Claims (as defined herein) and equity Interests (as defined herein). Reference is made to the Disclosure Statement (as defined herein) distributed contemporaneously herewith, for a discussion of the Debtors' history, businesses, properties, results of operations, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters, including the New Securities (as defined herein) to be issued under the Plan. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

         All holders of Claims are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019 and Article XII of this Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.




                                 ARTICLE I

                   DEFINITIONS, RULES OF INTERPRETATION,
                   COMPUTATION OF TIME AND GOVERNING LAW

A.       Scope Of Definitions; Rules Of Construction

         For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.       Definitions

         1.1 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Case, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under 28 U.S.C. ss. 1930 and
(d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

         1.2 "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order, or (b) as to which, on or by the Effective Date, (i) no proof of claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in this Plan.

         1.3 "Allowed Class . . . Claim" means an Allowed Claim in the particular Class described.

         1.4 "Ballots" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims entitled to vote as specified in Section 4.1 of this Plan, in connection with the solicitation of acceptances of the Plan.

         1.5 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C.ss.ss. 101-1330, as now in effect or hereafter amended.

         1.6 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Case.

         1.7 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

         1.8 "Bar Date(s)" means the date(s), if any, designated by the Bankruptcy Court as the last dates for filing proofs of Claim or Interest against the Debtors.

         1.9 "BoA" means Bank of America, N.A.

         1.10 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in New York, New York.

         1.11 "Cash" means legal tender of the United States or equivalents thereof.

         1.12 "Chapter 11 Case" means the jointly administered Chapter 11 cases of the Debtors.

         1.13 Chief Executive Officer means, at any time prior to the Effective Date, the Person holding the title of chief executive officer of ICG, and at any time after the Effective Date, the Person holding the title of chief executive officer of Reorganized ICG.

         1.14 "Claim" means a claim against the Debtors, or any of them, whether or not asserted, as defined in Section 101(5) of the Bankruptcy Code.

         1.15 "Claims Objection Deadline" means the last day for filing objections to Disputed Claims, which day shall be ninety (90) days after the Effective Date, unless such date is extended by the Bankruptcy Court upon request by the Debtors.

         1.16 "Claims Resolution Committee" means the committee established pursuant to Section 12.18 of this Plan.

         1.17 "Class" means a category of holders of Claims or Interests, as described in Article II of this Plan.

         1.18 "Class H-4 Stock Pool" means New Common Shares in an amount equal to (a) eight (8) million multiplied by a fraction, the numerator of which is the amount of Allowed General Unsecured Claims against the Holdings Debtors and the denominator of which is the amount of all Allowed General Unsecured Claims plus (b) 280,000 New Common Shares.

         1.19 "Class S-4 Stock Pool" means New Common Shares in an amount equal to (a) eight (8) million multiplied by a fraction, the numerator of which is the amount of Allowed General Unsecured Claims against the Services Debtors, and the denominator of which is the amount of all Allowed General Unsecured Claims minus (b) 280,000 New Common Shares .

         1.20 "Collateral" means any property or interest in the property of a Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

         1.21 "Confirmation" means entry by the Bankruptcy Court of the Confirmation Order.

         1.22 "Confirmation Date" means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

         1.23 "Confirmation Hearing" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code.

         1.24 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

         1.25 "Convenience Claims" means any Claim that otherwise would be an Allowed Class H-4 or S-4 Claim against the Debtors in an amount equal to or less than $5,000. Holders of Claims in excess of $5,000 may, by an irrevocable written election made on a validly executed and timely delivered ballot, reduce all of such holder's Claims to $5,000 in the aggregate, and thus have such reduced, single Claim classified in Class H-3 or S-3.

         1.26 "Credit Documents" means the "Credit Documents" as defined in the Pre-Petition Credit Agreement.

         1.27 "Creditor" means any Person who holds a Claim against any of the Debtors.

         1.28 "Creditors' Committee" means the official committee of unsecured creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Case.

         1.29 "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

         1.30 "Debtor(s)" means, individually, ICG and each of the Subsidiary Debtors, and collectively, ICG and the Subsidiary Debtors, including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code, and as reorganized hereunder.

         1.31 "Dilution" means dilution subsequent to the Effective Date
(a) from conversion of the New Convertible Notes into New Common Shares,
(b) from exercise of the New Holdings Creditor Warrants, (c) to the extent necessary to give effect to the exercise of the Management Options, (c) from the exercise of the warrants to be issued in connection with the New Senior Subordinated Term Loan, or (e) otherwise as a result of the issuance of common shares, implementation of other management incentive programs or other action taken by the board of directors of Reorganized ICG.

         1.32 "Disclosure Statement" means the written disclosure statement that relates to the Plan, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

         1.33 "Disbursing Agent" means Reorganized ICG or any party designated by Reorganized ICG, in its sole discretion, to serve as disbursing agent under the Plan.

         1.34 "Disputed Claim" means any Claim that has not been Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court, and


                  (a) if no Proof of Claim has been, or deemed to have been filed, by the applicable Bar Date, which has been or hereafter is listed on the Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court;

                  (b) if a Proof of Claim has been filed, or deemed to have been filed, by the applicable Bar Date (i) a Claim for which a corresponding Claim has been listed on the Schedules as unliquidated, contingent or disputed; (ii) a Claim for which a corresponding Claim has been listed on the Schedules as other than unliquidated, contingent or disputed, but the amount of such Claim as asserted in the Proof of Claim varies from the amount of such Claim as listed in the Schedules; or (iii) as to which a Debtor has timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or which is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn, or determined by a Final Order;

                  (c) for which a Proof of Claim was required to be filed by order of the Bankruptcy Court, but as to which a Proof of Claim was not timely or properly filed; or

                  (d) that is disputed in accordance with the provisions of this Plan.

         1.35 "Disputed Claim Amount" means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to the Disputed Claim; (ii) an amount agreed to by the Debtors and the holder of such Disputed Claim; or (iii) if a request for estimation is filed by the Debtors, the amount at which such Claim is estimated by the Bankruptcy Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Debtors and the holder of such Disputed Claim or (ii) the amount estimated by the Bankruptcy Court with respect to such Disputed Claim; or (c) if the Claim was listed on the Schedules as unliquidated, contingent or disputed and no Proof of Claim was filed, or deemed to have been filed, by the applicable Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, zero.

         1.36 "Distribution Date" means the date, occurring as soon as practicable after the Effective Date, upon which distributions are made by the Reorganized Debtors, to holders of Allowed Claims entitled to receive distributions under this Plan.

         1.37 "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date designated in the Confirmation Order.

         1.38 "Effective Date" means the Business Day on which all conditions to the consummation of the Plan as set forth in Section 10.2 of this Plan have been satisfied or waived as provided in Article X of this Plan and is the effective date of the Plan.

         1.39 "Estate(s)" means, individually, the estate of each Debtor in the Chapter 11 Case, and, collectively, the estates of all Debtors in the Chapter 11 Case, created pursuant to section 541 of the Bankruptcy Code.

         1.40 "Exit Financing" means the issuance by Reorganized ICG on the Effective Date of the New Senior Subordinated Term Loan and the New Convertible Notes.

         1.41 "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

         1.42 "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

         1.43 "General Unsecured Claim" means a Claim against the Debtors that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, Secured Lender Claim, Subordinated Claim or Convenience Claim.

         1.44 "Holdings Debtors" means all Debtors, collectively, other than the Services Debtors.

         1.45 "ICG Interests" means, collectively, the Old Common Shares, the Old Preferred Shares, and the Old Stock Options, together with any other options, warrants, conversion rights, rights of first refusal or other rights, contractual or otherwise, to acquire or receive any Old Common Shares, Old Preferred Shares, Old Stock Options, or other equity ownership interests in ICG or any of the other Holdings Debtors (other than the Subsidiary Interests), and any contracts subscriptions, commitments or agreements pursuant to which a party was or could have been entitled to receive shares, securities or other ownership interests in ICG or any of the other Holdings Debtors (other than the Subsidiary Interests).

         1.46 "Impaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.47 "Indemnification Obligation" means any obligation of any of the Debtors to indemnify, reimburse or provide contribution to any present or former officer, director or employee, or any present or former professionals, advisors or representatives of the Debtors, pursuant to by-laws, articles of incorporation, contract or otherwise as may be in existence immediately prior to the Petition Date.

         1.48 "Indenture Trustees" means (a) with respect to the Old Services Notes, Bank One or its successor, in either case, in its capacity as indenture trustee for each of the Old Services Notes, and (b) with respect to the Old Holdings Notes, HSBC Bank USA or its successor, in either case, in its capacity as indenture trustee for each of the Old Holdings Notes.

         1.49 "Intercompany Claim" means, as the case may be, any Claim (a) by a Debtor against another Debtor or (b) by a Non-Debtor Subsidiary against a Debtor.

         1.50 "Interest" means (a) the legal, equitable, contractual and other rights of any Person (including any 401K plan or plan participant) with respect to ICG Interests, (b) the legal, equitable, contractual or other rights of any Person with respect to the Subsidiary Interests and (c) the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

         1.51 "Lender" means a "Lender" as defined in the Pre-Petition Credit Agreement, dated as of August 12, 1999, Royal Bank of Canada as administrative agent and collateral agent, Morgan Stanley Senior Funding, Inc. as sole book-runner and lead arranger for the Lenders, BoA and Barclays Bank Plc as co-documentation agents, and their individual successors and assigns.

         1.52 "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

         1.53 "Litigation Claims" means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, which are to be retained by the Reorganized Debtors pursuant to Section 5.9 of this Plan.

         1.54 "Management Option Plan" means a stock option plan to be adopted by Reorganized ICG pursuant to Section 5.6 of this Plan, in substantially the form of Exhibit C to this Plan.

         1.55 "Management Option Plan Participants" means the employees of Reorganized ICG entitled to participate in the Management Option Plan.

         1.56 "Management Options" means the options to be issued by Reorganized ICG to the Management Option Plan Participants to purchase New Common Shares pursuant to the provisions of the Management Option Plan.

         1.57 "New Common Shares" means the common shares of Reorganized ICG authorized pursuant to Section 5.5 of this Plan.

         1.58 "New Convertible Notes" means the convertible unsecured promissory notes to be issued on the Effective Date, as contemplated by
Section 5.15 of the Plan, with the terms and conditions substantially as set forth in Exhibit G to this Plan.

         1.59 "New Holdings Creditor Warrants" means the warrants to purchase 800,000 New Common Shares, with terms and conditions set forth in Exhibit D to this Plan, to be issued on the Effective Date by Reorganized ICG pursuant to Section 5.5 of this Plan for distribution to holders of Allowed Claims in Class H-4, if Class H-4 accepts the Plan pursuant to
Section 3.3(b) of this Plan.

         1.60 "New Secured Notes" means the secured promissory notes to be issued on the Effective Date by Reorganized ICG pursuant to Section 5.5 of this Plan for distribution to holders of Allowed Claims in Class S-5, with the terms and conditions substantially as set forth in Exhibit E to this Plan.

         1.61 "New Securities" means, collectively, the Management Options, New Common Shares, New Holdings Creditor Warrants, and New Secured Notes.

         1.62 "New Senior Subordinated Term Loan" means the new senior subordinated term loan to be made on the Effective Date to Reorganized ICG in the principal amount of $25 million, to be arranged by Cerberus Capital Management L.P., as contemplated by Section 5.15 of this Plan, with the terms and conditions substantially set forth in Exhibit H to this Plan.

         1.63 "Non-Debtor Subsidiaries" means, collectively, the direct and indirect subsidiaries of ICG listed on Schedule 1.63, which have not commenced Chapter 11 cases and thus are not Debtors.

         1.64 "Old Common Shares" means the common shares of ICG issued and outstanding as of the Petition Date.

         1.65 "Old Holdings Indentures" means Indentures (a) dated March 11, 1997, between Norwest, as trustee, and ICG Holdings, Inc., for the 11 5/8% Senior Notes due 2007; (b) dated April 30, 1996, between Norwest, as trustee, and ICG Telecom Group, Inc. (f/k/a Intelcom Group, Inc.) for the 12 1/2% Senior Notes due 2006; and (c) dated August 8, 1995, between Norwest, as trustee, and ICG Telecom Group, Inc. (f/k/a Intelcom Group, Inc.), for the 13 1/2% Senior Notes due 2005, pursuant to which the Old Holdings Notes were issued and are outstanding.

         1.66 "Old Holdings Note Claims" means any Claim arising from the Old Holdings Notes.

         1.67 "Old Holdings Notes" means the (a) the 11 5/8% Senior Notes due 2007 issued by ICG Holdings, Inc.; (b) the 12 1/2% Senior Notes due 2006 issued by ICG Telecom Group, Inc. (f/k/a Intelcom Group, Inc.); and
(c) the 13 1/2% Senior Notes due 2005 issued by ICG Telecom Group, Inc. (f/k/a Intelcom Group, Inc.), issued and outstanding under the respective Old Holdings Indentures.

         1.68 "Old Indentures" means, collectively, the Old Holdings Indentures and the Old Services Indentures.

         1.69 "Old Note Claims" means, collectively, the Old Holdings Note Claims and the Old Services Note Claims.

         1.70 "Old Notes" means, collectively, the Old Holdings Notes and the Old Services Notes.

         1.71 "Old Preferred Shares" means the preferred shares of any of the Debtors issued and outstanding as of the Petition Date, including (i) ICG Communications, Inc. 8% Series A-1, A-2, and A-3 Convertible Preferred Securities Mandatorily Redeemable 2009; (ii) ICG Funding, LLC Exchangeable Limited Liability Company Preferred Securities Mandatorily Redeemable 2009;
(iii) ICG Communications, Inc. 6 3/4% Preferred Stock Mandatorily Redeemable 2009; (iv) ICG Holdings, Inc. 14% Preferred Stock, Mandatorily Redeemable 2008; and (v) ICG Holdings, Inc. 14 1/4% Preferred Stock Mandatorily Redeemable 2007.

         1.72 "Old Securities" means collectively, the Old Common Shares, the Old Preferred Shares, the Old Stock Options and the Old Notes.

         1.73 "Old Services Indentures" means Indentures (a) dated April 27, 1998, between Norwest, as trustee, and ICG Services, Inc., for the 9 7/8% Senior Notes due 2008; and (b) dated February 12, 1998, between Norwest, as trustee, and ICG Services, Inc., for the 10% Senior Notes due 2008, pursuant to which the Old Services Notes were issued and are outstanding.

         1.74 "Old Services Note Claims" means any Claim arising from the Old Services Notes.

         1.75 "Old Services Notes" means the (a) 9 7/8% Senior Notes due 2008 issued by ICG Services, Inc.; and (b) the 10% Senior Notes due 2008, dated February 12, 1998 issued by ICG Services, Inc., issued and outstanding under the respective Old Services Indentures.

         1.76 "Old Stock Options" means the outstanding options to purchase Old Common Shares or Old Preferred Shares, as of the Petition Date.

         1.77 "Other Priority Claim" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

         1.78 "Other Secured Claims" means all Secured Claims against any of the Debtors, as the case may be, other than the Secured Lender Claims.

         1.79 "Person" means Person as defined in section 101 (41) of the Bankruptcy Code.

         1.80 "Petition Date" means the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Case.

         1.81 "Plan" means this Chapter 11 reorganization plan and all exhibits annexed hereto or referenced herein, as the same may be amended, modified or supplemented from time to time.

         1.82 "Plan Exhibit" means any exhibit or schedule attached hereto.

         1.83 "Pre-Petition Credit Agreement" means the Credit Agreement, dated as of August 12, 1999, among ICG, as borrower, the Lenders, Royal Bank of Canada, as administrative agent and collateral agent, Morgan Stanley Senior Funding, Inc., as sole book-runner and lead arranger for the Lenders, and BoA and Barclays Bank Plc as co-documentation agents, as amended.

         1.84 "Pre-Petition Credit Facility Agreements" mean the
Pre-Petition Credit Agreement and the Credit
Documents.

         1.85 "Priority Tax Claim" means a Claim that is entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

         1.86 "Professional" means any professional employed in the Chapter 11 Case pursuant to sections 327 or 1103 of the Bankruptcy Code or otherwise and any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code.

         1.87 "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

         1.88 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims) in such Class, unless the Plan provides otherwise.

         1.89 "Proof of Claim" means the proof of claim that must be filed by a holder of an Impaired Unsecured Claim by the Bar Date.

         1.90 "Quarterly Distribution Date" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 30 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

         1.91 "Registration Rights Agreement" means an agreement to be entered into between Reorganized ICG and certain holders of General Unsecured Claims with respect to rights of registration as to the New Common Shares, in substantially the form set forth in Exhibit F to this Plan.

         1.92 "Reinstated" or "Reinstatement" means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim or Interest so as to leave such Claim or Interest unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code;
(b) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (c) compensating the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

         1.93 "Reorganized Debtor(s)" means, individually, any Reorganized Debtor and, collectively, all Reorganized Debtors, on or after the Effective Date.

         1.94 "Reorganized Subsidiary Debtor(s)" means, individually, a Reorganized Subsidiary Debtor, and, collectively, all Reorganized
Subsidiary Debtors, on or after the Effective Date.

         1.95 "Reorganized ICG" means reorganized ICG or its successor, on and after the Effective Date.

         1.96 "Restructuring Transactions" has the meaning ascribed thereto in Section 5.4 of this Plan.

         1.97 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs, if any, filed in the Bankruptcy Court by the Debtors as such schedules or statements as may be amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009 or orders of the Bankruptcy Court.

         1.98 "Secured Claim" means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

         1.99 "Secured Lender Claim" means a Claim of a Lender arising under or as a result of the Pre-Petition Credit Facility Agreement, which Claims shall be deemed Allowed pursuant to this Plan in the aggregate amount of $84,573,943.83 million.

         1.100 "Securities Act" means the Securities Act of 1933, 15 U.S.C.ss.ss.77a-77aa, as now in effect or hereafter amended.

         1.101 "Services Debtors" means, collectively, ICG Equipment, Inc., ICG Mountain View, Inc., ICG NetAhead, Inc., and ICG Services, Inc.

         1.102 "Services Interests" means the common stock of ICG Services, Inc., together with any other options, warrants, conversation rights, rights of first refusal, or other rights, contractual or otherwise, to acquire or receive any common or preferred stock or other equity interest in any of the Services Debtors (other than Subsidiary Interests), and any contracts, subscriptions, commitments or agreements pursuant to which a party was or could have been entitled to receive shares, securities, or other ownership interests in any of the Services Debtors (other than Subsidiary Interests).

         1.103 "Special Committee" means the Special Committee of the Board of Directors of ICG, which is comprised of Messrs. William J. Laggett, John
U. Moorhead, II, Leontis Teryazos, and Walter Threadgill.

         1.104 "Subordinated Claims" means any Claim subordinated pursuant to sections 510(b) or (c) of the Bankruptcy Code, which shall include any Claim arising from the rescission of a purchase or sale of any Old Security, any Claim for damages arising from the purchase or sale of an Old Security, or any Claim for reimbursement, contribution or indemnification on account of any such Claim.

         1.105 "Subsidiaries" mean, collectively, the Subsidiary Debtors and the Non-Debtor Subsidiaries.

         1.106 "Subsidiary Debtors" means the direct and indirect subsidiaries of ICG listed on Schedule 1.106, each of which are Debtors.

         1.107 "Subsidiary Interests" means, collectively, the issued and outstanding shares of common stock of the Subsidiary Debtors directly or indirectly owned by ICG, as of the Petition Date.

         1.108 "Substantial Contribution Claim" means a claim for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Case pursuant to section 503(b)(3),(4), or
(5) of the Bankruptcy Code.

         1.109 "Unimpaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.110 "Unimpaired Claim" means a Claim that is not an Impaired
Claim.

         1.111 "Voting Record Date" means the voting record date for voting to accept or reject this Plan, as determined by the Bankruptcy Court.

C.       Rules of Interpretation

         For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or documents being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.       Computation of Time

         In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

E.       Governing Law

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

                                 ARTICLE II

                   CLASSIFICATION OF CLAIMS AND INTERESTS

         2.1      Introduction

         The Plan is premised on the substantive consolidation of the Estates that comprise the Holdings Debtors, and the Estates that comprise the Services Debtors, respectively, for purposes of voting on, distributions under, and Confirmation of the Plan only, as provided in
Section 6.1 of the Plan. The Plan does not provide for the substantive consolidation of the Holdings Debtors and the Services Debtors.

          In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, have not been classified, and the respective treatment of such unclassified claims is set forth in
Section 3.1 of the Plan.

         A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class. A Claim may be and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

         2.2 Classification of Unimpaired Holdings Debtors' Claims and
Interests

                  (a) Class H-1: Other Priority Claims Against the Holdings Debtors

                           Class H-1 consists of all Other Priority Claims against the Holdings Debtors.

                  (b)      Class H-2: Other Secured Claims Against the
                           Holdings Debtors

                           Class H-2 consists of separate subclasses for each Other Secured Claim against a Holdings Debtor secured by a Lien upon property in which a Holdings Debtor Estate has an interest. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.

         2.3      Classification of Impaired Holdings Debtors' Claims and
                  Interests.

                  (a)      Class H-3: Convenience Claims Against the
                           Holdings Debtors

                           Class H-3 consists of all Convenience Claims against the Holdings Debtors.

                  (b) Class H-4: General Unsecured Claims Against the Holdings Debtors

                           Class H-4 consists of all General Unsecured
                           Claims against the Holdings Debtors.

                  (c) Class H-5: ICG Interests and Subordinated Claims Against the Holdings Debtors

                           Class H-5 consists of all ICG Interests and any Subordinated Claims against the Holdings Debtors.

         2.4 Classification of Unimpaired Services Debtors' Claims and Interests Against the Holdings Debtors

                  (a) Class S-1: Other Priority Claims Against the Services Debtors

                           Class S-1 consists of all Other Priority Claims against the Services Debtors.

                  (b)      Class S-2: Other Secured Claims Against the
                           Services Debtors

                           Class S-2 consists of separate subclasses for each Other Secured Claim against a Services Debtor secured by a Lien upon property in which a Services Debtor Estate has an interest. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.


         2.5      Classification of Impaired Services Debtors' Claims and
                  Interests

                  (a)      Class S-3: Convenience Claims Against the
                           Services Debtors

                           Class S-3 consists of all Convenience Claims against the Services Debtors.

                  (b) Class S-4: General Unsecured Claims Against the Services Debtors

                           Class S-4 consists of all General Unsecured
                           Claims against the Services Debtors.

                  (c)      Class S-5:  Secured Lender Claims

                           Class S-5 consists of all Secured Lender Claims.

                  (d) Class S-6: Services Interests and Subordinated Claims Against the Services Debtors

                           Class S-6 consists of the Services Interests and Subordinated Claims Against the Services Debtors.


                                ARTICLE III

                     TREATMENT OF CLAIMS AND INTERESTS

         3.1      Unclassified Claims

                  (a)      Administrative Claims

         Except as otherwise provided for herein, and subject to the requirements of Sections 12.1 - 12.3 of this Plan, on, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim (x) Cash equal to the unpaid portion of such Allowed Administrative Claim or (y) such other treatment as to which the applicable Debtor, and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

                  (b)      Priority Tax Claims

         Each holder of an Allowed Priority Tax Claim, at the sole option of the Debtors, shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (i) equal Cash payments made on the last Business Day of every three (3) month period following the Effective Date, over a period not to exceed six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date or (ii) such other treatment agreed to by the Allowed Priority Tax Claim holder and the Debtors.

         3.2      Unimpaired Classes of Holdings Debtors' Claims and Interests

                  (a) Class H-1: Other Priority Claims Against the Holdings Debtors

         On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Claim becomes an Allowed Class H-1 Claim, or (iii) the date such Class H-1 Claim becomes payable pursuant to any agreement between a Holdings Debtor and the holder of such Class H-1 Claim, each holder of an Allowed Class H-1 Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class H-1 Claim (x) Cash equal to the unpaid portion of such Allowed Class H-1 Claim or (y) such other treatment as to which a Debtor and such holder shall have agreed upon in writing.

                  (b)      Class H-2: Other Secured Claims Against the
                           Holdings Debtors

         On the Effective Date, the legal, equitable and contractual rights of holders of Allowed Class H-2 Claims shall be Reinstated, subject to the provisions of Article VIII of this Plan. The Holdings Debtors' failure to object to any such Class H-2 Claims in the Chapter 11 Cases shall be without prejudice to the Holdings Debtors' or the Reorganized Debtors' right to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all pre-petition liens on property of any Holdings Debtor held by or on behalf of the Class H-2 Claim holders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claim holders until, as to each such Claim holder, the Allowed Claims of such Class H-2 Claim holder are paid in full, subject to the provisions of Article VIII of this Plan. Nothing in this Section 3.2(b) or elsewhere in this Plan shall preclude the Holdings Debtors or Reorganized Debtors from challenging the validity of any alleged lien on any asset of a Holdings Debtor or the value of such Collateral.

         3.3      Impaired Classes of Holdings Debtors' Claims and Interests

                  (a)      Class H-3: Convenience Claims Against the
                           Holdings Debtors

         On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Class H-3 Claim shall receive, in full satisfaction, settlement, release, and discharge of an in exchange for such Allowed Class H-3 Claim, Cash equal to fifty percent (50%) of the amount of such Allowed Claim.

                  (b) Class H-4: General Unsecured Claims Against the Holdings Debtors

         On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Class H-4 Claim, shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class H-4 Claim:

                  (x) its Pro Rata share of 100% of the Class H-4 Stock
Pool; plus

                  (y) if Class H-4 votes to accept the Plan, its Pro Rata Share of 100% of the New Holdings Creditor Warrants. If Class H-4 votes against the Plan, holders of Allowed Class H-4 Claims shall not receive the New Holdings Creditor Warrants and such warrants shall not be issued.

                  (c) Class H-5: ICG Interests and Subordinated Claims Against the Holdings Debtors

         The holders of ICG Interests and Subordinated Claims against the Holdings Debtors shall not receive or retain any property under the Plan on account of such Interests or Claims. On the Effective Date, all of the ICG Interests shall be deemed cancelled and extinguished.

         3.4      Unimpaired Classes Of Services Debtors' Claims and Interests

                  (a) Class S-1: Other Priority Claims Against the Services Debtors

         On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Claim becomes an Allowed Class S-1 Claim, or (iii) the date such Class S-1 Claim becomes payable pursuant to any agreement between a Services' Debtor and the holder of such Class S-1 Claim, each holder of an Allowed Class S-1 Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class S-1 Claim (x) Cash equal to the unpaid portion of such Allowed Class S-1 Claim or (y) such other treatment as to which a Debtor and such holder shall have agreed upon in writing.

                  (b)      Class S-2: Other Secured Claims Against the
                           Services Debtors

         On the Effective Date, the legal, equitable and contractual rights of holders of Allowed Class S-2 Claims shall be Reinstated, subject to the provisions of Article VIII of this Plan. The Services Debtors' failure to object to any such Class S-2 Claims in the Chapter 11 Cases shall be without prejudice to the Services Debtors' or the Reorganized Debtors' right to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all pre-petition liens on property of any Services Debtor held by or on behalf of the Class S-2 Claim holders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claim holders until, as to each such Claim holder, the Allowed Claims of such Class S-2 Claim holder are paid in full, subject to the provisions of Article VIII of this Plan. Nothing in this Section 3.4(b) or elsewhere in this Plan shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged lien on any asset of a Debtor or the value of such Collateral.


         3.5      Impaired Classes Of Services Debtors' Claims and Interests

                  (a)      Class S-3: Convenience Claims Against the
                           Services Debtors

         On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Class S-3 Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class S-3 Claim, Cash equal to fifty percent (50%) of the amount of such Allowed Claim.

                  (b) Class S-4: General Unsecured Claims Against the Services Debtors

         On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Class S-4 Claim, shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class S-4 Claim, its Pro Rata share of 100% of the Class S-4 Stock Pool.

                  (c)      Class S-5:  Secured Lender Claims

         On the Effective Date, each holder of an Allowed Class S-5 Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class S-5 Claim, its Pro Rata share of (i) $25 million in Cash and (ii) one-hundred percent (100%) of the New Secured Notes.

                  (d)      Class S-6: Services Interests and Subordinated
                           Claims

         The holders of Services Interests and Subordinated Claims against the Services Debtors shall not receive or retain any property under the Plan on account of such Interests or Claims. On the Effective Date, all of the Services Interests shall be deemed cancelled and extinguished.

         3.6      Reservation of Rights Regarding Claims

         Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors' or Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

                                 ARTICLE IV

                    ACCEPTANCE OR REJECTION OF THE PLAN

         4.1      Impaired Classes of Claims and Interests Entitled to Vote.

         Subject to Section 4.4 of the Plan, Claim and Interest holders in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

         4.2      Acceptance by an Impaired Class.

         In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

         4.3      Presumed Acceptances by Unimpaired Classes.

         Classes H-1, H-2, S-1, and S-2 are Unimpaired by the Plan. Under
section 1126(f) of the Bankruptcy Code, such Claim holders are conclusively presumed to accept the Plan, and the votes of such Claim holders will not be solicited.


         4.4      Classes Deemed to Reject Plan.

         Holders of Interests and Claims in Classes H-5 and S-6 are not entitled to receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, Class H-5 and S-6 Interest and Claim holders are deemed to reject the Plan, and the votes of such Interest or Claim holders will not be solicited.

         4.5      Summary of Classes Voting on the Plan.

         As a result of the provisions of Sections 4.1, 4.3 and 4.4 of this Plan, the votes of holders of Claims in Classes H-3, H-4, S-3, S-4, and S-5 will be solicited with respect to this Plan.

         4.6      Confirmation Pursuant to Section 1129(b) of the Bankruptcy
Code.

         To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Exhibit or Schedule, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

                                 ARTICLE V

                    MEANS FOR IMPLEMENTATION OF THE PLAN

         5.1      Continued Corporate Existence

         Subject to the Restructuring Transactions defined in Section 5.4 of the Plan, the Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates or articles of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation and by-laws are amended by this Plan.

         5.2      Cancellation Of Old Securities And Agreements

                  (a) On the Effective Date, except as otherwise provided for herein, (a) the Old Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, shall be canceled, and (b) the obligations of the Debtors and the Indenture Trustees under any agreements, indentures or certificates of designations governing the Old Securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, as the case may be, shall be discharged.

                  (b) Notwithstanding the foregoing, the applicable provisions of the Old Indentures shall continue in effect solely for the purposes of permitting the respective Indenture Trustees to make distributions to holders of Old Note Claims, pursuant to this Plan. Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with this Plan, on the Effective Date and immediately following the completion of distributions to holders of Claims in Classes H-4 and S-4, the Indenture Trustees shall be released from all duties, without any further action on the part of the Debtors or Reorganized ICG.

         5.3      Certificates of Incorporation and By-laws

         The certificate or articles of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code. The amended Certificate of Incorporation and By- laws of Reorganized ICG shall be in substantially the form attached to this Plan as Exhibits A and B, respectively, subject to modification to incorporate applicable provisions of the terms and conditions for the purchase of the New Convertible Notes, as set forth on Exhibit G to this Plan.

         5.4      Restructuring Transactions

                  (a) On or after the Effective Date, the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain of the Subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable Subsidiary Debtors are presently incorporated. Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate (collectively, the "Restructuring Transactions"). The actions to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting, or acquiring corporations. In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

                  (b) As part of the Restructuring Transactions, on, prior to, or as soon as practicable after, the Effective Date, Reorganized ICG shall take whatever steps are necessary and appropriate to wind-up and terminate the following entities' corporate existence, including to transfer the assets of such entity (including Subsidiary Interests) to such other of the Debtors as the Debtors may determine: ICG Funding, LLC (Delaware); ICG Services, Inc. (Delaware); ICG Telecom of San Diego, L.P. (CA Limited Partnership); ICG Telecom Canada, Inc. (Federal Canadian); Zycom Corporation (Alberta, Canada); Zycom Corporation (Texas); Zycom Network Services, Inc. (Texas); and ICG NetAhead, Inc. (Delaware). As part of the Restructuring Transactions, the following transactions will occur:
(i) the holders of Allowed General Unsecured Claims of ICG Holdings, Inc., which are classified in Class H-4, will contribute such Claims to ICG Holdings, Inc. in exchange for New Common Shares necessary to fund the Class H-4 Stock Pool; and (ii) ICG Services, Inc. will contribute ICG Equipment, Inc. and ICG Mountain View, Inc. to ICG Holdings, Inc. in exchange for New Common Shares necessary to fund the Class S-4 Stock Pool, and the Disbursing Agent shall, on behalf of ICG Services, Inc., distribute such New Common Shares to the holders of Allowed General Unsecured Claims of ICG Services, Inc., which are classified in Class S-4, in satisfaction of such Claims and in complete liquidation of ICG Services, Inc.

         5.5      Issuance of New Securities

         On the Effective Date, Reorganized ICG shall issue for distribution in accordance with the terms of the Plan: (a) $59,573,943.83 in principal amount of New Secured Notes to holders of Allowed Claims in Class S-5; (b) eight (8) million shares of New Common Shares to the holders of Allowed Claims in Classes H-4 and S-4; and (c) the New Holdings Creditor Warrants to holders of Allowed Claims in Class H-4 if Class H-4 accepts the Plan. The issuance of all of the New Securities, and the distribution thereof shall be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code. Without limiting the effect of section 1145 of the Bankruptcy Code, on the Effective Date, Reorganized ICG will enter into a Registration Rights Agreement with each Allowed Class H-4 or S-4 Claim holder (a) who by virtue of holding New Common Shares and/or its relationship with Reorganized ICG could reasonably be deemed to be an "underwriter" or "affiliate" (as such terms are used within the meaning of applicable securities laws) of Reorganized ICG, and
(b) who requests in writing that Reorganized ICG execute such agreement. The Registration Rights Agreements may contain certain demand and piggyback registration rights for the benefit of the signatories thereto. The Registration Rights Agreement shall be in substantially the form attached to this Plan as Exhibit F. Reorganized ICG shall use reasonable efforts to have the New Common Shares listed for trading on a national securities exchange.

         5.6      Compensation And Benefit Programs

                  (a) Except and to the extent previously assumed or rejected by an order of the Bankruptcy Court on or before the Confirmation Date, all employee compensation and benefit programs of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under Section 7.1 of this Plan.

                  (b) On or about the Effective Date, management and the designated employees of Reorganized ICG and the other Reorganized Debtors shall receive stock options which are more specifically described in the Management Option Plan. The Management Option Plan shall be substantially in the form as Exhibit C to this Plan.

         5.7      Directors And Officers of Reorganized Debtors

                  (a) Appointment. The existing senior officers of ICG shall serve initially in the same capacities after the Effective Date for Reorganized ICG. The initial board of directors of Reorganized ICG shall consist of nine (9) directors. Cerberus Capital Management, L.P. shall be entitled to appoint five (5) directors; W.R. Huff Asset Management Co., L.L.C. shall be entitled to appoint two (2) directors; the Creditors' Committee shall be entitled to appoint one (1) director, and the Chief Executive Officer shall be a director. All of the selected directors shall be reasonably acceptable to the Chief Executive Officer and the Creditors' Committee. The Chief Executive Officer shall be Chairman of the board of directors. The Persons designating board members shall file with the Bankruptcy Court and give to ICG written notice of the identities of such members no later than three (3) Business Days before the date of the Confirmation Hearing.

                  (b) Terms. Reorganized ICG board members shall serve for an initial two (2) year term commencing on the Effective Date as determined by the Debtors. If agreed upon by the Debtors and the Creditors' Committee, the terms for board members may be staggered.

                  (c) Vacancies. Until the first annual meeting of shareholders of Reorganized ICG after the Effective Date, any vacancy in the directorship shall be filled by a person designated by such director (or the entity that originally designated such director) as a replacement to serve out the remainder of the applicable term.

         5.8      Revesting Of Assets; Releases of Liens

         The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Debtor on the Effective Date, subject to the Restructuring Transactions. Thereafter, each Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of each Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for reasonable professional fees and expenses.

         5.9      Preservation Of Rights Of Action

         Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Litigation Claims that the Debtors or the Estates may hold against any Person or entity. Each Debtor or its successor(s) may pursue such retained Litigation Claims as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s) who hold such rights. Schedule 5.9 to the Plan contains a non- exclusive list of claims or causes of actions that the Debtors hold or may hold either in pending or potential litigation. The Debtors reserve their right to modify
Schedule 5.9 to add or delete parties or causes of action, but disclaim any obligation to do so.

         5.10     Effectuating Documents; Further Transactions

         The Chief Executive Officer, chief financial officer, or any other appropriate officer of ICG or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of ICG or any applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

         5.11     Exemption From Certain Transfer Taxes

         Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan in the United States shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

         5.12     Releases and Related Matters

                  (a)      Releases by Debtors

         As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and Reorganized Debtors will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors and the Subsidiaries, the Chapter 11 Case or the Plan (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors or their Subsidiaries, the Chapter 11 Case or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against (i) the Debtors' or Subsidiaries' present and former directors, officers, employees, agents and professionals as of the Petition Date or thereafter,
(ii) the Creditors' Committee and its members, agents and professionals, and (iii) the Lenders, the agents under the Pre-Petition Credit Agreement, and their respective agents and professionals; provided that this release shall exclude Mr. Shelby Bryan unless Mr. Bryan executes a release in a form and substance acceptable to the Debtors that provides for a full release of any Claims or claims asserted or that could be asserted by Mr. Bryan or any of his affiliates against any Debtor or affiliate of any Debtor, and any present or former officer or director of any such entity.

                  (b)      Release by Holders of Claims and Interests

         As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each holder of a Claim or Interest that affirmatively elects to do so on its Ballot (which election shall be independent of the vote on the Plan), shall have agreed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors and the Subsidiaries, the Chapter 11 Case or the Plan (other than the obligations of the Debtors or Reorganized Debtors to perform under the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors or their Subsidiaries, the Chapter 11 Case or the Plan, against (i) the Debtors and their Subsidiaries, (ii) the Debtors' and their Subsidiaries' present and former directors, officers, employees, agents and professionals as of the Petition Date or thereafter, (iii) the Creditors' Committee and its members, agents and professionals, and (iv) the Lenders, the agents under the Pre-Petition Credit Agreement, and their respective agents and professionals

                  (c)      Injunction Related to Releases

         As further provided in Article XII of this Plan, the Confirmation Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to the Plan.

         5.13     Lucent Settlement

         On the Effective Date, the Debtors and Lucent Technologies, Inc. (together with its subsidiaries and affiliates, "Lucent") shall enter into the settlement agreement in substantially the form set forth on Plan
Schedule 5.13, in full satisfaction of all claims and disputes between the parties arising out of agreements, acts or events in existence or occurring prior to the Effective Date.

         5.14     Cisco Settlement

         On the Effective Date, the Debtors and Cisco Systems, Inc. and Cisco Capital (collectively, "Cisco") shall enter into the settlement agreement in substantially the form set forth on Plan Schedule 5.14, in full satisfaction of all claims and disputes between the parties arising out of agreements, acts or events in existence or occurring prior to the Effective Date.

         5.15     Exit Financing

         On the Effective Date, Reorganized ICG shall enter into all necessary and appropriate documentation to obtain the Exit Financing, on substantially the terms and conditions set forth in Plan Exhibits G and H, in order to repay $25 million of the Secured Lender Claims and provide additional working capital to Reorganized ICG and its subsidiaries.
Specifically:

                  (a) On the Effective Date, Reorganized ICG shall issue the New Convertible Notes, pursuant to the terms and conditions set forth in Exhibit G to this Plan, to the parties identified therein. The issuance of the New Convertible Notes shall be in the aggregate principal amount of $40 million. The issuance of the New Convertible Notes and the distribution thereof shall not be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code, and, accordingly, such securities will either have to be registered under the Securities Act or be issued and distributed pursuant to an exemption from registration other than under section 1145 of the Bankruptcy Code.

                  (b) On the Effective Date, Reorganized ICG shall enter into the $25 million New Senior Subordinated Term Loan arranged by Cerberus Capital Management L.P., pursuant to the terms and conditions set forth in Exhibit H to this Plan. The proceeds of the Senior Subordinated Term Loan shall be utilized to repay $25 million of the Secured Lender Claims. The issuance of the New Senior Subordinated Term Loan and the notes distributed on account thereof, as well as the warrants issued in connection therewith, shall not be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code, and, accordingly, such securities will either have to be registered under the Securities Act or be issued and distributed pursuant to an exemption from registration other than under section 1145 of the Bankruptcy Code.


                                 ARTICLE VI

                         SUBSTANTIVE CONSOLIDATION

         6.1      Substantive Consolidation

         The Plan does not provide for the substantive consolidation of the Holdings Debtors and the Services Debtors. The Plan does, as set forth below, provide for the substantive consolidation of the Estates that comprise the Holdings Debtors, and the Estates that comprise the Services Debtors, respectively.

                  (a)      The Holdings Debtors

         The Plan is premised upon the substantive consolidation of the Estates that comprise the Holdings Debtors only for purposes of the Plan, for voting, confirmation and distribution purposes. Except as set forth in
Section 5.4, the Plan does not contemplate the merger or dissolution of any Debtor entity or the transfer or commingling of any asset of any Debtor. On the Effective Date, (a) all assets and liabilities of the Holdings Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of ICG Communications, Inc.; (b) no distributions shall made under the Plan on account of Intercompany Claims;
(c) no distributions shall be made under the Plan on account of Subsidiary Interests; and (d) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors. Such substantive consolidation (other than for purposes related to the Plan) shall not affect (i) the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized ICG to effect Restructuring Transactions as provided in Section 5.4 of the Plan, (ii) Intercompany Claims, (iii) Subsidiary Interests, and (iv) pre and post Commencement Date guarantees that are required to be maintained (x) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or (y) pursuant to the Plan.

                  (b)      The Services Debtors

         The Plan is premised upon the substantive consolidation of the Estates that comprise the Services Debtors only for purposes of the Plan, for voting, confirmation and distribution purposes. Except as set forth in
Section 5.4, the Plan does not contemplate the merger or dissolution of any Debtor entity or the transfer or commingling of any asset of any Debtor. On the Effective Date, (a) all assets and liabilities of the Services Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of ICG Services, Inc.; (b) no distributions shall made under the Plan on account of Intercompany Claims; (c) no distributions shall be made under the Plan on account of Subsidiary Interests; and (d) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors. Such substantive consolidation (other than for purposes related to the Plan) shall not affect (i) the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized ICG to effect Restructuring Transactions as provided in Section 5.4 of the Plan, (ii) Intercompany Claims, (iii) Subsidiary Interests, and (iv) pre and post Commencement Date guarantees that are required to be maintained (x) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or (y) pursuant to the Plan.

         6.2      Order Granting Substantive Consolidation

         This Plan shall serve as a motion seeking entry of an order substantively consolidating the Chapter 11 Cases, as described and to the limited extend set forth in Section 6.1 above. Unless an objection to such substantive consolidation is made in writing by any creditor affected by the Plan as herein provided on or before five (5) days prior to the date that is fixed by the Court as the last date on which acceptances to this Plan may be received, or such other date as may be fixed by the Court, the substantive consolidation order (which may be the Confirmation Order) may be entered by the Court. In the event any such objections are timely filed, a hearing with respect thereto shall occur at the Confirmation Hearing.

                                ARTICLE VII

           TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         7.1      Assumed Contracts And Leases

                  (a) Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, including those listed on Schedule
7.1 attached hereto, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or (iii) is listed on Schedule 7.3 attached hereto as being an executory contract or unexpired lease to be rejected, provided, however, that the Debtors reserve their right, at any time prior to the Confirmation Date, to amend Schedule 7.1 to delete an unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto. To the extent that an executory contract or unexpired lease is not listed on either Schedule 7.1 or Schedule 7.3, such executory contract or unexpired lease shall be deemed assumed as if such executory contract or lease had been included on Schedule 7.1. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.

                  (b) Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

                  (c) To the extent that any of the Debtors' contracts with its customers are executory contracts within the meaning of applicable law, such contracts shall be deemed assumed pursuant to Section 7.1(a) of this Plan. Due to the extremely large number of customer contracts, customer contracts are not listed on Schedule 7.1. A list of all of the Debtors' customer contracts is available at the Debtors' corporate headquarters, and will be made available upon request to the Debtors.

         7.2      Payments Related To Assumption Of Contracts and Leases

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of any Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided that if there is a dispute as to the amount of Cure or any requirement for adequate assurance of future performance that cannot be resolved consensually among the parties, the Debtors shall have the right to reject the contract or lease for a period of five (5) days after entry of a Final Order establishing a Cure amount in excess of that provided by the Debtors or any requirement for adequate assurance of future performance that is not acceptable to the Debtors. The Confirmation Order shall contain provisions providing for notices of proposed assumptions and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto (which shall provide not less than twenty (20) days notice of such procedures and any deadlines pursuant thereto) and resolution of disputes by the Bankruptcy Court.

         7.3      Rejected Contracts and Leases

         On the Effective Date, each executory contract and unexpired lease listed on Schedule 7.3 to this Plan shall be rejected pursuant to section 365 of the Bankruptcy Code. Each contract or lease listed on Schedule 7.3 shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease; provided, however, that the Debtors reserve their right, at any time prior to the Confirmation Date, to amend Schedule 7.3 to delete an unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto. To the extent that an executory contract or unexpired lease is not listed on either Schedule 7.1 or Schedule 7.3, such executory contract or unexpired lease shall be deemed assumed as if such executory contract or lease had been included on Schedule 7.1. Listing a contract or lease on
Schedule 7.1 or 7.3 shall not constitute an admission by ICG nor Reorganized ICG that such contract or lease is an executory contract or unexpired lease or that ICG or Reorganized ICG has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as applicable, as of the Effective Date.

         7.4      Rejection Damages Bar Date

         If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of any of them unless a Proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, and counsel to the Creditors' Committee, within thirty (30) days after service of the earlier of (a) notice of the Confirmation Order, or (b) other notice that the executory contract or unexpired lease has been rejected.


                                ARTICLE VIII

                     PROVISIONS GOVERNING DISTRIBUTIONS

         8.1      Distributions For Claims Allowed As Of The Effective Date

         Except as otherwise provided herein or as ordered by the Bankruptcy Court, and subject to the provisions of Section 9.3 and 9.4 of this Plan, all distributions to holders of Allowed Claims as of the Effective Date shall be made on the Distribution Date. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 9.4 of this Plan. Notwithstanding the date on which any distribution of New Securities is actually made to a holder of a Claim that is an Allowed Claim on the Effective Date, as of the date of the distribution of such securities such holder shall be deemed to have the rights of a holder as of the Effective Date.

         8.2      Interest On Claims

         Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

         8.3      Distributions by Disbursing Agent

                  (a) Except as set forth in Section 8.3(c) of this Plan, the Disbursing Agent shall make all distributions required under this Plan.

                  (b) If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

                  (c) Distributions to holders of Old Note Claims shall be made by the respective Indenture Trustees. In full satisfaction of the Claims of Indenture Trustees for services under the Old Indentures, including Claims secured by the Indenture Trustees' charging liens under the Old Indentures, the Indenture Trustees will receive Cash equal to the amount of the Indenture Trustees' reasonable fees and expenses. Distributions to be made to holders of Claims shall not be reduced on account of the payment to the Indenture Trustee fees and expenses. On or as soon as practicable after the Effective Date and without further application to the Bankruptcy Court or amendment to its Proof of Claim, Reorganized ICG will pay to each Indenture Trustee, in full satisfaction of such Indenture Trustee's reasonable fees and expenses, Cash in an amount equal to the amount of such fees and expenses of the Indenture Trustee. Any disputes as to the reasonableness of such fees and expenses shall be resolved by the Bankruptcy Court. Upon full satisfaction of the Indenture Trustees' fees and expenses, the Indenture Trustees' charging liens shall be released.

         8.4 Record Date For Distributions To Holders Of Lender Claims and Old Notes

         At the close of business on the Distribution Record Date, the transfer records for the Old Notes and Lender Claims shall be closed, and there shall be no further changes in the record holders of the Old Notes or Lender Claims. None of Reorganized ICG, the Disbursing Agent, nor the administrative agent for the Lenders shall have any obligation to recognize any transfer of such Old Notes or Lender Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

         8.5      Means Of Cash Payment

         Cash payments made pursuant to this Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

         8.6 Calculation Of Distribution Amounts Of New Common Shares and New Holdings Creditor Warrants

         No fractional shares of New Common Shares or fractional New Holdings Creditor Warrants shall be issued or distributed under the Plan or by Reorganized ICG or the Disbursing Agent. Each Person entitled to receive New Common Shares or New Holdings Creditor Warrants will receive the total number of whole shares of New Common Shares and New Holdings Creditor Warrants to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Shares or fractional New Holdings Creditor Warrants, the actual distribution of shares or warrants shall be rounded to the next higher or lower whole number as follows: (a) fractions one-half (1/2) or greater shall be rounded to the next higher whole number, and (b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number. No consideration shall be provided in lieu of fractional shares or warrants that are rounded down.

         8.7      Delivery Of Distributions

         Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (or Indenture Trustees) (a) at the addresses set forth on the Proofs of Claim filed by such holders (or at the last known addresses of such holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of the holder of an Allowed Old Note Claim, at the addresses contained in the official records of the indenture trustee under the Old Indenture, or (e) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent, shall be returned to the Reorganized Debtors until such distributions are claimed. All claims for undeliverable distributions made by the Disbursing Agent must be made on or before the first (1st) anniversary of the Effective Date, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claims of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, Reorganized Debtors, any Disbursing Agent or the Indenture Trustee to attempt to locate any holder of an Allowed Claim.

         8.8      Surrender of Securities and Instruments

                  (a)      Old Notes

         Except as provided in Section 8.8(b) of the Plan for lost, stolen, mutilated or destroyed Old Notes, each holder of an Allowed Claim evidenced by an Old Note shall tender such Old Note to the respective Indenture Trustee in accordance with written instructions to be provided in a letter of transmittal to such holders by the Indenture Trustee as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Old Notes will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Old Notes with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Old Note to act and the authenticity of any signatures required on the letter of transmittal. All surrendered notes and Old Notes shall be marked as canceled and delivered by the respective Indenture Trustee to Reorganized ICG.

                  (b)      Lost, Stolen, Mutilated or Destroyed Old Notes

         In addition to any requirements under the applicable certificate or articles of incorporation or by-laws of the applicable Debtor, any holder of a Claim evidenced by an Old Note that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Old Note, deliver to the Indenture Trustee: (i) evidence satisfactory to the respective Indenture Trustee of the loss, theft, mutilation or destruction; and (ii) such indemnity as may be required by the respective Indenture Trustee to hold the Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Old Note that has been lost, stolen, mutilated or destroyed. Upon compliance with this Section 8.8(b) by a holder of a Claim evidenced by an Old Note, such holder shall, for all purposes under the Plan, be deemed to have surrendered its Old Note, as applicable.

                  (c)      Failure to Surrender Canceled Old Notes

         Any holder of an Old Note that fails to surrender or be deemed to have surrendered such note or Old Note before the first (1st) anniversary of the Effective Date shall have its claim for a distribution on account of such Old Note discharged and shall be forever barred from asserting any such claim against any Reorganized Debtor or their respective property.

         8.9      Withholding And Reporting Requirements

         In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan: (a) each holder of an Allowed Claim that is to receive a distribution of New Securities pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (b) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any New Securities to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section 8.7 of this Plan.

         8.10     Setoffs

         The Reorganized Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or Reorganized Debtors may have against such holder.

                                 ARTICLE IX

 PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS AND
                     DISTRIBUTIONS WITH RESPECT THERETO

         9.1      Prosecution Of Objections to Claims

                  (a)      Objections to Claims

         All objections to Claims must be filed and served on the holders of such Claims by the Claims Objection Deadline. If an objection has not been filed to a Proof of Claim or a scheduled Claim by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier.

                  (b)      Authority to Prosecute Objections

                           (i) After the Confirmation Date, only the
Reorganized Debtors will have the authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims, including Claims for reclamation under section 546(c) of the Bankruptcy Code. Except as provided below, from and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

                           (ii) On or before the last Business Day of each
month or as otherwise agreed in writing by the Creditors' Committee or the Claims Resolution Committee, as set forth in Section 12.18, the Reorganized Debtors will provide counsel to the Claims Resolution Committee with written notice of each Disputed Claim that has been settled or compromised in the prior month, other than such settlements or compromises that fall within the parameters of settlement guidelines to be agreed to by the Debtors and the Creditors' Committee or the Claims Resolution Committee. Within ten (10) days after the receipt of such notice, the Claims Resolution Committee will provide the Reorganized Debtors with written notice of any such settlements or compromises with which it does not concur. If the Reorganized Debtors and the Claims Resolution Committee cannot reach agreement with respect to any such settlement or compromise, the Claims Resolution Committee will be permitted to file and serve on the Reorganized Debtors an objection to the reasonableness of such settlement or compromise by the last Business Day of the month following the month in which the Claims Resolution Committee received written notice of the settlement or compromise, or such later date as may be agreed by the Reorganized Debtors, with the reasonableness of such settlement or compromise to be determined by the Bankruptcy Court. If the Claims Resolution Committee does not provide a written notice and file and serve an objection as specified in this Section with respect to any particular settlement or compromise, then such settlement or compromise will be deemed resolved on the terms and subject to the conditions agreed to by the Reorganized Debtors. The Reorganized Debtors and the Claims Resolution Committee may modify the foregoing procedures by a writing executed by both.


         9.2      Treatment of Disputed Claims

         Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim, or, if less than the entire Claim is a Disputed Claim, the portion of a Claim that is disputed, until such Claim becomes an Allowed Claim.


         9.3      Disputed Claims Reserves

         Prior to making any distributions of the New Common Shares to holders of Allowed Claims in either Class H-4 or S-4, or New Holdings Creditor Warrants to holders of Allowed Claims in Class H-4, the Disbursing Agent shall establish appropriate reserves for Disputed Claims in such Classes, respectively, to withhold from any such distributions 100% of distributions to which holders of Disputed Claims in such Classes would be entitled under the Plan as of such date if such Disputed Claims were Allowed Claims in their Disputed Claim Amount. The Disbursing Agent shall also establish appropriate reserves for Disputed Claims in other Classes, as it determines necessary and appropriate.

         9.4 Distributions on Account of Disputed Claims Once They Are Allowed and Additional Distributions on Account of Previously Allowed Claims

         On each Quarterly Distribution Date, the Reorganized Debtors will make distributions from the Disputed Claims reserves (a) on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter and (b) on account of previously Allowed Claims, of property that would have been distributed to such Claim holders on the dates distributions previously were made to holders of Allowed Claims had the Disputed Claims that have become Allowed Claims been Allowed on such dates. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class. Holders of such claims that are ultimately Allowed will also be entitled to receive, on the basis of the amount ultimately allowed, the amount of any dividends or other distributions, if any, received on account of the shares of New Common Shares between the Effective Date and the date such shares are distributed to such Claim holder.

                                 ARTICLE X

                    CONDITIONS PRECEDENT TO CONFIRMATION
                        AND CONSUMMATION OF THE PLAN

         10.1     Conditions To Confirmation

         The following are conditions precedent to the occurrence of the Confirmation Date: (a) the entry of an order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code and (b) the proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and majority of the members of the Creditors' Committee that vote in favor of the Plan.

         10.2     Conditions To Effective Date

         The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 10.3 of this Plan:

                  (a) The Confirmation Order shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Debtors and the majority of the members of the Creditors' Committee that vote in favor of the Plan and shall:

                           (i) provide that the Debtors and Reorganized
Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or the Restructuring Transactions;

                           (ii) authorize the issuance of New Securities;
and

                           (iii) provide that the New Securities issued
under the Plan in exchange for Claims against the Debtors are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that holders of the New Securities are "issuers" or "underwriters," as those terms are defined in section 1145 of the Bankruptcy Code.

                  (b) The Debtors shall have entered into (i) a revised credit agreement and related documentation governing the New Secured Notes,
(ii) final documentation of the New Senior Subordinated Term Loan, (iii) final documentation of the New Convertible Notes, and (iv) final documentation governing the New Holdings Creditor Warrants, each in form and substance reasonably satisfactory to ICG, the Agent under the Pre-Petition Credit Agreement, and the majority of the members of the Creditors' Committee that vote in favor of the Plan.

                  (c) All Plan Exhibits shall be in form and substance reasonably acceptable to the Debtors and the majority of the members of the Creditors' Committee that vote in favor of the Plan, and shall have been executed and delivered.

                  (d) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

         10.3     Waiver Of Conditions

         Each of the conditions set forth in Section 10.2 of the Plan may be waived in whole or in part by the Debtors, with the consent of the majority of the members of the Creditors' Committee that vote in favor of the Plan (and the Agent under the Pre-Petition Credit Agreement with respect to the condition set forth in Section 10.2(b) of this Plan), which consent shall not be unreasonable withheld. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtors or Reorganized Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by a Debtor or Reorganized Debtor). The failure of a Debtor or Reorganized Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

                                 ARTICLE XI

                         RETENTION OF JURISDICTION

         Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

                  (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest not otherwise allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

                  (b) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

                  (c) Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

                  (d) Effectuate performance of and payments under the provisions of the Plan;

                  (e) Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case;

                  (f) Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                  (g) Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

                  (h) Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  (i) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

                  (j) Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

                  (k) Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                  (l) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

                  (m) Except as otherwise limited herein, recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

                  (n) Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  (o) Hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

                  (p) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

                  (q) Enter a final decree closing the Chapter 11 Case.

                                ARTICLE XII

                          MISCELLANEOUS PROVISIONS

         12.1     Professional Fee Claims

         All final requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Creditors' Committee prior to the Effective Date and Substantial Contribution Claims under section 503(b)(4) of the Bankruptcy Code must be filed and served on the Reorganized Debtors and their counsel no later than forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

         12.2     Administrative Claims Bar Date

         All requests for payment of an Administrative Claim (other than as set forth in Sections 3.1 and 12.1 of this Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtors and counsel for the Creditors' Committee no later than thirty (30) days after the Effective Date. Unless the Debtors object to an Administrative Claim within forty-five (45) Business Days after receipt, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

         12.3     Payment Of Statutory Fees

         All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation shall be paid on or before the Effective Date.

         12.4     Modifications and Amendments

         The Debtors may alter, amend, or modify the Plan or any Plan Exhibit under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan and such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

         12.5     Severability Of Plan Provisions

         If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of any Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         12.6     Successors And Assigns

         The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.




         12.7     Compromises and Settlements

         Pursuant to Fed. R. Bankr. P. 9019(a), the Debtors may compromise and settle various Claims against them and/or claims that they may have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date.

         12.8     Releases And Satisfaction Of Subordination and Other Rights

         All Claims of the holders of the Secured Lender Claims, and the Old Note Claims against the Debtors and all rights and claims between or among such holders relating in any manner whatsoever to any claimed subordination rights or rights to assert Claims that are owned by any of the Debtors or their Estates against any other Debtor or third party, shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented in Section 3.3 of this Plan. Distributions under, described in, contemplated by, and/or implemented by this Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, including, but not limited to, holders of Secured Lender Claims and Old Note Claims, by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

         12.9     Discharge Of The Debtors

                  (a) Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall
(i) be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted the Plan, and (ii) terminate all ICG Interests.

                  (b) As of the Confirmation Date, except as provided in the Plan or the Confirmation Order, all entities shall be precluded from asserting against the Debtors or the Reorganized Debtors, any other or further claims, debts, rights, causes of action, liabilities or equity interests relating to the Debtors based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all ICG Interests, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

         12.10    Injunction

                  (a) Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors, Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance;
(iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

                  (b) As of the Effective Date, all entities that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to Section 5.12 or 12.11 of this Plan are permanently enjoined from taking any of the following actions on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance: (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

                  (c) By accepting distribution pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section 12.10.

         12.11    Exculpation And Limitation Of Liability

                  (a) None of the Debtors, the Reorganized Debtors, the Creditors' Committee, the Claims Resolution Committee, the Indenture Trustees, or the Lenders, nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating or implementing the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

                  (b) Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against any Debtor or Reorganized Debtor, nor any statutory committee, nor any of their respective present or former members, officers, directors, employees, advisors or attorneys, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating or implementing the Plan, solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, the confirmation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct.

                  (c) Reorganized ICG shall indemnify each Person exculpated pursuant to this Section 12.11 against, hold each such Person harmless from, and reimburse each such Person for, any and all losses, costs, expenses (including attorneys' fees and expenses), liabilities and damages sustained by such Person arising from any liability described in this Section 12.11.

                  (d) The foregoing exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle, or compromise the Litigation Claims retained pursuant to Sections 5.8 and 5.9 of this Plan.

         12.12    Binding Effect

         The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Reorganized Debtors, and all other parties-in-interest in this Chapter 11 Case.

         12.13    Revocation, Withdrawal, Or Non-Consummation

         The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or consummation does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (x) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (y) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving a Debtor, or (z) constitute an admission of any sort by any Debtor or any other Person.

         12.14    Plan Exhibits

         Any and all Plan Exhibits, or other lists or schedules not filed with the Plan shall be filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to date of the commencement of the Confirmation Hearing. Upon such filing, such documents may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of any such document upon written request to the Debtors in accordance with Section 12.15 of the Plan.

         12.15    Notices

         Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be
(a) in writing, (b) served by (i) certified mail, return receipt requested,
(ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and (b) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         ICG COMMUNICATIONS, INC., et al.
         161 Inverness Drive West
         Englewood, Colorado  80112
         Att'n: Bernard L. Zuroff, Esq.
         Telephone:        (303) 414-5872
         Facsimile:        (304) 414-8869

         with a copy to:

         SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
         333 West Wacker Drive
         Chicago, Illinois  60606-1285
         Att'n:     Timothy R. Pohl, Esq.
                    Rena M. Samole, Esq.
         Telephone:        (312) 407-0700
         Facsimile:        (312) 407-0411

         with a copy to:

         CHAIM J. FORTGANG, ESQ.
         Hippodrome Center
         1120 Avenue of the Americas, Suite 4024
         New York, NY 10036
         Telephone:        (212) 626-6710
         Facsimile:        (212) 626-6711





         WACHTELL, LIPTON, ROSEN & KATZ
         51 West 52nd Street
         New York, NY  10019
         Attn:    Richard G. Mason, Esq.
         Telephone:        (212) 403-1000
         Facsimile:        (212) 403-2000

         SHEARMAN & STERLING
         599 Lexington Avenue
         New York, NY  10002
         Attn:    Mark J. Shapiro, Esq.
         Telephone: (212) 848-8195
         Facsimile: (212) 848-7179

         12.16    Indemnification and Related Matters

         (a)      Third-Party Indemnification

         Indemnification Obligations owed to any present or former professionals or advisors of the Debtors arising out of acts that occurred prior to the Petition Date, including, without limitation, accountants, auditors, financial consultants, underwriters, or attorneys, shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to section 365 of the Bankruptcy Code under this Plan.

         (b)      Indemnification of Debtors' Directors, Officers and Employees

         Reorganized ICG shall provide standard and customary indemnification for all officers and directors (as of the Petition Date and thereafter) for all actions or events occurring after the Petition Date. Indemnification Obligations to present and former officers and directors for actions or events occurring prior to the Petition Date shall be limited to director and officer liability insurance coverage; provided however that all Indemnification Obligations to members of the Special Committee, including for actions or events occurring prior to the Petition Date, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to section 365 of the Bankruptcy Code. In addition, Reorganized ICG shall indemnify present and former officers and directors for all legal fees and expenses and shall advance all such fees and expenses, as well as any insurance deductibles (if applicable), related to any claims or lawsuits for any actions or events occurring prior to the Petition Date. Reorganized ICG shall also reimburse the Special Committee and its members for all legal fees and expenses incurred by them in connection with the Chapter 11 Cases and the Plan.

         12.17    Prepayment

         Except as otherwise provided in this Plan, any ancillary documents entered into in connection therewith, or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the classes of Claims.

         12.18 Dissolution of the Creditors' Committee and Establishment of the Claims Resolution Committee

                  (a)      Creditors' Committee

         On the Effective Date, the Creditors' Committee will dissolve and its members will be released and discharged from all duties and obligations arising from or related to the Chapter 11 Cases. The Professionals retained by the Creditors' Committee and the members thereof will not be entitled to compensation or reimburse ment of expenses for any services rendered after the Effective Date.


                  (b)      Claims Resolution Committee

                           (i)      Function and Composition of the Committee

         On the Effective Date, the Claims Resolution Committee will be established. Its sole functions will be: (A) to review and (to the extent it deems necessary or appropriate) object to applications for allowance of compensation and reimbursement of expenses for Professionals filed before or after the Effective Date, (B) to monitor the Reorganized Debtors' progress in (x) reconciling and resolving Disputed Claims and (y) making distributions on account of such Claims once resolved and (C) to review and assert objections to the reasonable ness of settlements and compromises of such Claims, pursuant to Section 9.1. The Claims Resolution Committee will consist of three holders of Class H-4 and S-4 Claims who sit on the Creditors' Committee as of the Effective Date or other persons selected by the Creditors' Committee.

                           (ii)     Committee Procedures

         The Claims Resolution Committee will adopt by-laws that will control its functions. These by-laws, unless modified by the Claims Resolution Committee, will provide the following: (A) a majority of the Claims Resolution Committee will constitute a quorum, (B) one member of the Claims Resolution Committee will be designated by the majority of its members as its chairperson, (C) meetings of the Claims Resolution Committee will be called by its chairperson on such notice and in such manner as its chairperson may deem advisable and (D) the Claims Resolution Committee will function by decisions made by a majority of its members in attendance at any meeting.

                           (iii)    Employment of Professionals by the
Committee and Reimbursement of Committee Members

         The Claims Resolution Committee will be authorized to retain and employ counsel and other profession als to assist with the claims reconciliation process. The role of the Claims Resolution Committee's professionals will be strictly limited to assisting the committee in its functions as set forth herein. The Reorganized Debtors will pay the actual, necessary, reasonable and documented fees and expenses of the professionals retained by the Claims Resolution Committee, as well as the actual, necessary, reasonable and documented expenses incurred by each committee member in the performance of its duties upon the monthly submission of bills to the Reorganized Debtors and the members of the Claims Resolution Committee. If no objection to payment is received within 30 days following delivery of the bill, the bill (or its undisputed portion) will be paid by the Reorganized Debtors. Other than as specified in the preceding sentence, (or as agreed by the Debtors and the Creditors' Committee or Claims Resolution Committee, or ordered by the Bankruptcy Court) the members of the Claims Resolution Committee will serve without compensation. If there is any unresolved dispute between the Reorganized Debtors and the Claims Resolution Committee, its professionals or a member thereof as to any fees or expenses, such dispute will be submitted to the Bankruptcy Court for resolution.

                           (iv)     Dissolution of the Committee

         Subject to further order of the Bankruptcy Court, the Claims Resolution Committee will dissolve on the date that an officer of Reorganized ICG files and serves on counsel to the Claims Resolution Committee by overnight delivery service or facsimile transmission a certification that the aggregate Face Amount of the remaining Disputed Claims in Classes H-4 and S-4, in the aggregate, is equal to or less than $25 million, or on the date that any objection filed to such certification is resolved by the Bankruptcy Court such that the aggregate Face Amount of the remaining Disputed Claims in Classes H-4 and S-4, in the aggregate, is equal to or less than $25 million. The Claims Resolution Committee may file and serve on the Reorganized Debtors an objection to the certification within ten (10) days of receipt thereof, with the issue of the aggregate Face Amount of remaining Disputed Claims to be determined by the Bankruptcy Court. The professionals retained by the Claims Resolution Committee and the members of the committee will not be entitled to compensation or reimbursement of expenses for any services rendered after the date of dissolution of the committee. Notwithstanding the foregoing, the Claims Resolution Committee will not dissolve until orders regarding final requests for compensation by professionals become Final Orders and until the Confirmation Order becomes a Final Order.

         12.19    Term Of Injunctions Or Stays

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

Dated as of: April 3, 2002

                            ICG COMMUNICATIONS, INC.
                            (for itself and on behalf of the Subsidiary Debtors)


                            By:  /s/ Randall E. Curran
                                 -----------------------------------------------
                            Name:    Randall E. Curran
                            Title:   Chief Executive Officer of ICG
                                     Communications, Inc.

SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)




Timothy R. Pohl
Rena M. Samole
333 W. Wacker Drive
Chicago, Illinois 60606-1285
(312) 407-0700,

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

/s/ Gregg M. Galardi
--------------------------------------------------------
Gregg M. Galardi
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
(302) 651-3000

Attorneys for ICG Communications, Inc., et al.



                                 EXHIBIT B
                                 ---------

                         REJECTION BAR DATE NOTICE


                       UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF DELAWARE

In re:                                      :
                                            :        Chapter 11
ICG COMMUNICATIONS, INC.,                   :        Case No.  00-4238 (PJW)
et al.,                                     :
-- ---                                      :        Jointly Administered
                           Debtors.         :


 NOTICE REGARDING (A) EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED
    PURSUANT TO SECTION 365 OF THE BANKRUPTCY CODE AND (B) BAR DATE FOR
                          CLAIMS ARISING THEREFROM
                          ------------------------

                  PLEASE TAKE NOTICE OF THE FOLLOWING:

1. Executory Contracts and Unexpired Leases to Be Rejected. Pursuant to Section 7.3 of the Second Amended Joint Plan of Reorganization of ICG Communications, Inc. dated April 3, 2002, (the "Plan"),1 section 365 of the Bankruptcy Code, 11 U.S.C.ss.ss.101-1330 (the "Bankruptcy Code"), and the Order of the Bankruptcy Court confirming the Plan (the "Confirmation Order"), the above-captioned debtors and debtors in possession (collectively, the "Debtors") will reject, as of and conditioned upon the occurrence of the effective date of the Plan (the "Effective Date"), each of the executory contracts (collectively, the "Contracts") and unexpired leases (collectively, the "Leases") listed on Schedule 7.3 to the Plan that has not previously expired or been terminated pursuant to its own terms. The Contracts and Leases to which you are a party that appear on Schedule 7.3 to the Plan (and thus have been identified for rejection) are listed on the attached Annex A.


2. Bar Date for Proof of Claim. Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of a Contract or Lease pursuant to Section 7.3 of the Plan gives rise to a Claim by the other party or parties to the Contract or Lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their respective successors or their respective properties unless a proof of Claim is filed with the Reorganized Debtors' claims and noticing agent, Logan and Company, Inc. by sending the executed proof of Claim by mail, overnight delivery or hand delivery to Logan and Company, Inc., 546 Valley Road, Upper Montclair, NJ 07043 so that the proof of Claim is actually received no later than 30 days after the date of this Notice indicated below. For your convenience, a copy of a proof of Claim form is included with this Notice.

--------
         1 Unless otherwise defined in this Notice, capitalized terms and phrases used herein have the meanings given to them in the Plan.


Dated:  June __, 2002
        Wilmington, Delaware

                                            Timothy R. Pohl
                                            Rena M. Samole
                                            SKADDEN, ARPS, SLATE,
                                              MEAGHER & FLOM (ILLINOIS)
                                            333 West Wacker Drive
                                            Chicago, Illinois 60606
                                            (312) 407-0700

                                                     - and -

                                            ------------------------------------
                                            Gregg M. Galardi
                                            SKADDEN, ARPS, SLATE, MEAGHER
                                              & FLOM LLP
                                            One Rodney Square
                                            Wilmington, Delaware 19899
                                            (302) 651-3000

                                            ATTORNEYS FOR DEBTORS IN POSSESSION












                                  ANNEX A



















                                 EXHIBIT C
                                 ---------

                             CURE AMOUNT NOTICE



                       UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF DELAWARE


In re:                                         :
                                               :        Chapter 11
ICG COMMUNICATIONS, INC.,                      :        Case No.  00-4238 (PJW)
et al.,                                        :
-- ---                                         :        Jointly Administered
                           Debtors.            :



          NOTICE OF (I) ASSUMPTION OF CERTAIN EXECUTORY CONTRACTS
                          AND UNEXPIRED LEASES AND
                 (II) DEADLINE TO FILE A CURE AMOUNT NOTICE
                 ------------------------------------------

PLEASE TAKE NOTICE THAT:

                  1. Executory Contracts and Unexpired Leases to Be Assumed or Assumed and Assigned. On May 20, 2002, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an order (the "Confirmation Order") confirming the Second Amended Joint Plan of Reorganization of ICG Communications, Inc. (the "Plan"), in the chapter 11 cases of ICG Communications, Inc. ("ICG") and its affiliates (collectively, the "Debtors"). Pursuant to Article VII of the Plan, the Debtors will assume certain executory contracts and unexpired leases (together the "Executory Contracts and Unexpired Leases"). The Executory Contracts and Unexpired Leases are all of the Debtors' executory contracts and unexpired leases (as those terms are defined under applicable law), except: (i) executory contracts and unexpired leases previously assumed by Order of the Court; (ii) executory contracts and unexpired leases previously rejected by Order of the Court and (iii) executory contracts and unexpired leases to be rejected listed on Schedule 7.3 to the Plan.

                  2. Proposed Amounts Required to Cure Defaults. Section 365(b)(1)(A) of the Bankruptcy Code requires that the Debtors cure ("Cure") or provide adequate assurance that they will promptly cure defaults under the Proposed Assumed Contracts at the time of assumption. The Debtors have determined the amounts required to cure defaults under the Proposed Assumed Contracts based on the Debtors' books and records and related documents (the "Cure Amount Claims"). The Cure Amount Claims for the Executory Contracts and Unexpired Leases to which you are a party are identified on the attached Annex A.

                  3. Deadline to Respond to Proposed Assumption or Assumption and Assign ment and Proposed Cure Amount Claims. Pursuant to the Confirmation Order, if you dispute (i) the amount of any Cure, (ii) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or
(iii) any other matter pertaining to assumption of such contract or lease, you must file with the Bankruptcy Court and serve on the Debtors or the Reorganized Debtors, as applicable, a written objection setting forth the basis for such dispute no later than 20 days after the date of service of this Cure Amount Notice (the "Objection Deadline"). The Cure shall be made following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be. For purposes of filing Objections, the address of the Bankruptcy Court is 824 North Market Street, Wilmington, Delaware 19801.

                  4. Consensual Resolution of Disputes. The Debtors request that any party that disputes the assumption or assumption and assignment of a Executory Contracts and Unexpired Leases or the amount of a Cure Amount Claim contact the Debtors prior to the Objection Deadline to attempt to resolve such dispute consensually. The Debtors' contact person for such matters is Bernard Zuroff, Esq., at ICG Communications, Inc., 161 Inverness Drive West, Englewood, Colorado 80112 or (303) 414- 5872. If such disputes cannot be resolved consensually prior to the Objection Deadline, you must file and serve an Objection to preserve your right to dispute the assumption or assumption and assignment of an Executory Contract or Unexpired Lease or the amount of a Cure Amount Claim. If you do not timely and properly object to the proposed Cure Amount Claim identified on Exhibit A, the proposed amount shall become the final Allowed Cure Amount Claim without further action by the Bankruptcy Court, the Debtors or the Reorganized Debtors, and the Cure Amount Claim shall be paid or satisfied in accordance with the Plan and the Confirmation Order.

                  5. Hearing; Reservation of Rights. If your dispute regarding the amount of Cure or any requirement for adequate assurance of future performance that cannot be resolved consensually among the parties,
(i) such disputes shall be determined by the Bankruptcy Court at a hearing scheduled on not less than 30 days notice and (ii) the Debtors shall have the right to reject the contract or lease for a period of five (5) days after entry of a Final Order establishing a Cure amount in excess of that provided by the Debtors or any requirement for adequate assurance of future performance that is not acceptable to the Debtors.

                  6. Payment of Cure Amount. Absent any pending disputes, the Cure Amount Claims shall be satisfied, at the option of the Debtor or Reorganized Debtor assuming the applicable Executory Contract or Unexpired Lease or the assignee of such Debtor or Reorganized Debtor, (a) by payment of the Cure Amount Claim in cash on the Effective Date or as soon as practicable after the applicable Objection Deadline or (b) on such other terms as agreed to by the parties to such Executory Contract or Unexpired Lease. If there is a dispute regarding the amount of any Cure Amount Claim or any other matter pertaining to the assumption or assumption and assignment of the underlying Executory Contract or Unexpired Lease, the applicable Cure Amount Claim shall be paid as soon as practicable following the entry of a Final Order, or the filing of such agreement or other document, resolving the dispute. Until a Cure Amount Claim becomes Allowed in accordance with the procedures set forth herein and in the Confirmation Order, such Claim shall be treated as a Disputed Claim for purposes of making distributions under the Plan.

         DATED this __ day of June, 2002.


                                    -----------------------------
                                    Timothy R. Pohl
                                    Rena M. Samole
                                    SKADDEN, ARPS, SLATE, MEAGHER
                                       & FLOM (ILLINOIS)

                                           - and -

                                    Gregg M. Galardi
                                    SKADDEN, ARPS, SLATE, MEAGHER
                                       & FLOM LLP

                                    Attorneys for the Debtors and
                                    Debtors-in-Possession






                         [EXHIBITS TO BE PROVIDED]




                                 EXHIBIT D
                                 ---------

                            CONFIRMATION NOTICE



                       UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF DELAWARE


In re:                                    :
                                          :        Chapter 11
ICG COMMUNICATIONS, INC.,                 :        Case No.  00-4238 (PJW)
et al.,                                   :
-- ---
                                          :        Jointly Administered
                           Debtors.       :



     NOTICE OF ENTRY OF ORDER CONFIRMING THE SECOND AMENDED JOINT PLAN
               OF REORGANIZATION OF ICG COMMUNICATIONS, INC.

                  PLEASE TAKE NOTICE OF THE FOLLOWING:

                  1. Confirmation of the Plan. On May 20, 2002, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an order (the "Confirmation Order") confirming the Second Amended Joint Plan of Reorganization of ICG Communications, Inc., dated April 3, 2002, (the "Plan"), in the chapter 11 cases of the above-captioned debtors and debtors in possession (collectively, the "Debtors"). The Effective Date of the Plan (as defined therein) has occurred. Unless otherwise defined in this Notice, capitalized terms and phrases used herein have the meanings given to them in the Plan and the Confirmation Order.

                  2.       Discharge of Claims and Termination of
                           Interests.

         (a) Except as provided in the Plan or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for and in complete satisfaction, settlement, discharge and release of all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall (i) be discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (A) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (B) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code or (C) the holder of a Claim based on such debt accepted the Plan; and (ii) terminate all ICG Interests.

         (b) Except as provided in the Plan or in the Confirmation Order, the Confirmation Order constitutes a judicial determination, as of the Effective Date, of a discharge of all Claims and other debts and liabilities against the Debtors and termination of all ICG Interests and other rights of equity security holders in ICG, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

                  3.       Injunctions.

         (a) Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors, Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing in any manner or in any place any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance;
(iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         (b) As of the Effective Date, all entities that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to the Plan are permanently enjoined from taking any of the following actions against any released entity or its property on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         (c) By accepting distribution pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth above.

                  4. Releases and Satisfaction of Subordination Rights. All Claims of the holders of the Secured Lender Claims and the Old Note Claims against the Debtors and all rights and claims between or among such holders relating in any manner whatsoever to any claimed subordination rights or rights to assert Claims that are owned by any of the Debtors or their Estates against any other Debtor or third party, shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented in Section 3.3 of the Plan. Distributions under, described in, contemplated by, and/or implemented by the Plan to the various Classes of Claims under the Plan shall not be subject to levy, garnishment, attachment or like legal process by any Claim holder, including but not limited to, holders of Secured Lender Claims and Old Note Claims by reason of any claimed subordination rights or otherwise, so that each Claim holder shall have and receive the benefit of the distributions in the manner set forth in the Plan.

                  5.       Bar Dates.

         (a) Except as otherwise provided below and in Sections 3.1 and
12.1 of the Plan, unless previously Filed, requests for payment of Administrative Claims must be Filed with the Bankruptcy Court and served on counsel to the Debtors and counsel for the Creditors' Committee so that they are actually received no later than forty-five (45) days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve a request by the applicable bar date shall be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property, and such Administrative Claims shall be deemed discharged as of the Effective Date. Objections by the Debtors to such requests must be Filed not later than forty-five (45) days after the Filing of the applicable request for payment of Administrative Claims.

         (b) No later than forty-five (45) days after the Effective Date, Professionals or other entities asserting a Professional Fee Claim for services rendered before the Effective Date, other than any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals' Order, must File with the Bankruptcy Court and serve the Reorganized Debtors and their counsel an application for final allowance of such Professional Fees. Objections to any Professional Fee Claim must be filed with the Bankruptcy Courtand served on the Reorganized Debtors and their counsel and the requesting Professional so that they are actually received not later than thirty (30) days after the Filing of the applicable application for compensation or reimbursement was served.

         (c) Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business are not required to File or serve any request for payment of such Administrative Claims. Such Administrative Claims shall be satisfied pursuant to Section 3.1 of the Plan.

                  6. Bankruptcy Court Address. For purposes of Filing requests for payment of Administra tive Claims and applications for allowance of Fee Claims, the address of the Bankruptcy Court is 824 Market Street, Marine Midland Plaza, 5th Floor, Wilmington, Delaware 19801.

                  7. Effective Date. A separate notice of the occurrence of the Effective Date will be posted on the Debtors' website at www.icgcomm.com and the Bankruptcy Court's website at www.deb.uscourts.gov as soon as practicable thereafter.

                  8. Copies of Confirmation Order. Copies of the
Confirmation Order are publicly available, free of charge and without a password, online in electronic format at www.icgcomm.com and www.deb.uscourts.gov. Copies of the Confirmation Order may also be obtained, at the requesting parties expense, by contacting IKON Office Solutions at (302) 777-4500.

Dated:   Wilmington, Delaware
         June __, 2002


                                            Timothy R. Pohl
                                            Rena M. Samole
                                            SKADDEN, ARPS, SLATE,
                                              MEAGHER & FLOM (ILLINOIS)
                                            333 West Wacker Drive
                                            Chicago, Illinois 60606
                                            (312) 407-0700

                                            - and -


                                            -----------------------------
                                            Gregg M. Galardi
                                            SKADDEN, ARPS, SLATE,
                                            MEAGHER & FLOM LLP
                                            One Rodney Square
                                            Wilmington, Delaware 19899
                                            (302) 651-3000

                                            ATTORNEYS FOR DEBTORS IN POSSESSION




                                 EXHIBIT E
                                 ---------

                     INITIAL BOARD OF DIRECTORS OF ICG



                      UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF DELAWARE


In re:                              :
                                    :        Chapter 11
ICG COMMUNICATIONS, INC.,           :        Case No.  00-4238 (PJW)
et al.,                             :
-- ---                              :        Jointly Administered
                           Debtors. :


            NOTICE OF IDENTIFICATION OF DIRECTORS OF REORGANIZED
                          ICG COMMUNICATIONS, INC.

         PLEASE TAKE NOTICE, that, in accordance with Section 5.7 of the Second Amended Joint Plan of Reorganization of ICG Communications, Inc., (the "Plan"), the following persons are hereby identified as the directors appointed to serve on the initial board of directors of Reorganized ICG.



======================================================================================================

      Name                                   Background                                Appointed by
======================================================================================================

Randall E.       Randall E. Curran was named Chief Executive Officer in September        Debtors
Curran           2000.  Prior to his position at the Company, Mr. Curran most recently served as Chairman, President and Chief Executive Officer of Thermadyne Holdings Corporation.  Mr. Curran also served as vice president of Finance for Clarke Industries, a division of
                 Cooper Industries.  Mr. Curran received a Bachelor of Arts in
                 Economics from DePaul University and a Master of Business
                 Administration from Loyola University Chicago.

------------------------------------------------------------------------------------------------------

Robert C.        Robert C. Davenport is currently a Managing Director of  Cerberus       Cerberus
Davenport        Capital Management, L.P.  Mr. Davenport joined Cerberus from            Capital
                 Vestar Capital partners, a middle-market leveraged buyout firm,         Management, L.P.
                 where he was a principal until 1995.  At Vestar, he was
                 responsible for identifying, analyzing and executing leveraged buyout opportunities.  Mr. Davenport also worked in the M&A group at Drexel Burnham and spent two years investing a small pool of capital in special situations in the equity, high yield, and derivatives markets.  Mr. Davenport is a graduate of the
                 University of California.

------------------------------------------------------------------------------------------------------

Bruce Forsyth    Bruce Forsyth is a founding member of REO Consulting Group, L.L.C.,     Cerberus
                 advising technology investment companies regarding strategic and        Capital
                 tactical business planning , market assessment, and                     Management, L.P.
                 restructuring/turnaround situations. Prior to co-founding REO, Mr.
                 Forsyth spent 20 years in the communications industry serving in executive level positions for OnTera Broadband, Inc., Davel
                 Communications, Intermedia Communications and Frontier
                 Communications.

------------------------------------------------------------------------------------------------------

Mark A. Neporent Mark A. Neporent is the Chief Operating Officer and Managing            Cerberus
                 Director of Cerberus Capital Management, L.P.  Mr. Neporent joined      Capital
                 Cerberus in 1998 from Schulte Roth & Zabel LLP, a New York              Management, L.P.
                 City-based law firm where he was a partner in the firm's Business
                 Reorganization and Finance Group.   He is a graduate of Lehigh
                 University and a graduate of Syracuse University College of Law.

------------------------------------------------------------------------------------------------------

Seth P. Plattus  Seth P. Plattus is currently a Managing Director at Cerberus            Cerberus
                 Capital Management, L.P. where he has worked since 1994.  Prior to      Capital
                 his work at Cerberus, Mr. Plattus spent four years at The               Management, L.P.
                 Blackstone Group  L.P.  Mr. Plattus also worked for four years as an attorney at Skadden, Arps, Slate, Meagher & Flom.  He is a graduate of Cornell University and a graduate of the University of
                 Pennsylvania Law School.

------------------------------------------------------------------------------------------------------

Jill Thoerle     Jill Thoerle is a founding member of REO Consulting Group, L.L.C.,      Cerberus
                 advising technology investment companies regarding strategic and        Capital
                 tactical business planning , market assessment, and                     Management, L.P.
                 restructuring/turnaround situations. Prior to co-founding REO, Ms.
                 Thoerle served as President and Chief Executive Officer of OnTera
                 Broadband, Inc.  Ms. Thoerle has held executive positions with
                 AT&T, Teleport Communications Group, Inc., MCI Communications,
                 Inc., and Deloitte & Touche Management Consulting.

------------------------------------------------------------------------------------------------------

Joseph R.        Joseph Thornton, 40, is counsel to W.R. Huff Asset Management Co.,      W.R. Huff
Thornton         LLC, and has worked with the firm for more than ten (10) years.         Asset
                 Mr. Thornton received a BA degree (Economics), and JD and MBA           Management Co.,
                 degrees from the University of North Carolina at Chapel Hill. Mr.       LLC
                 Thornton has served on the Boards of Directors of e.spire
                 Communications and Uniflex, Inc. and as an observer to the Board of Price Communications.  Mr. Thornton is a Chartered Financial
                 Analyst.
------------------------------------------------------------------------------------------------------

William J.       William Connors is a Portfolio Manager for W.R. Huff Asset              W.R. Huff
Connors          Management Co., LLC and the Chief Investment Officer of WRH             Asset
                 Partners Global Securities, LP.  He has worked with the Huff group      Management Co.,
                 since 1992.  Mr. Connors received his undergraduate degree in           LLC
                 Applied Mathematics from Drew University and his MBA from Columbia
                 University.  Mr. Connors is a Chartered Financial Analyst.
------------------------------------------------------------------------------------------------------

Thomas Doster,   Thomas Doster is an Executive Director at Morgan Stanley, and has       Creditors'
IV               worked with the company since 1996.  Prior to joining Morgan            Committee
                 Stanley, Mr. Doster served as a distressed analyst at Goldman
                 Sachs.  Mr. Doster received his undergraduate degree from Cornell
                 University.
------------------------------------------------------------------------------------------------------




Dated:  Wilmington, Delaware
        May 17, 2002


                                            Timothy R. Pohl
                                            Rena M. Samole
                                            SKADDEN, ARPS, SLATE,
                                              MEAGHER & FLOM (ILLINOIS)
                                            333 West Wacker Drive
                                            Chicago, Illinois 60606
                                            (312) 407-0700

                                                     - and -


                                            -----------------------------
                                            Gregg M. Galardi (I.D. 2991)
                                            Marion M. Quirk (I.D. 4136)
                                            SKADDEN, ARPS, SLATE,
                                              MEAGHER & FLOM LLP
                                            One Rodney Square
                                            Wilmington, Delaware 19899
                                            (302) 651-3000

                                            ATTORNEYS FOR DEBTORS IN POSSESSION